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ARMSTRONG WORLD INDUSTRIES, INC.
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ARMSTRONG WORLD INDUSTRIES, INC. 2500 COLUMBIA AVE., LANCASTER, PA 17603 P.O. BOX 3001, LANCASTER, PA 17604 www.armstrongceilings.com April 28, 2025

2025 ANNUAL MEETING OF SHAREHOLDERS

ARMSTRONG WORLD INDUSTRIES, INC.

Dear Fellow Shareholders:

We look forward to your attendance virtually via the Internet or by proxy at the 2025 Armstrong World Industries, Inc. Annual Shareholders’ Meeting. We will hold the meeting at 11:00 a.m. Eastern Time on Thursday, June 12, 2025. To provide a consistent and convenient experience for all shareholders regardless of location, we are holding this Annual Shareholders’ Meeting in an entirely virtual format.

At the 2025 Annual Shareholders’ Meeting, we will vote on the election of directors, on the ratification of KPMG LLP as our independent registered public accounting firm, and, on a non-binding advisory basis, on the compensation of our named executive officers. Please refer to the proxy statement for detailed information on each of the matters to be acted on at the meeting virtually via the Internet.

Your vote is important, and we strongly urge you to cast your vote. For most items, including the election of directors, your shares will not be voted if you do not provide voting instructions via the Internet, by telephone, or by returning a proxy or voting instruction card. We encourage you to vote promptly, even if you plan to attend the meeting virtually via the Internet.

Looking back at 2024, our Board of Directors and management team are proud of the performance Armstrong achieved. We executed on our priorities, acquired two important Architectural Specialties companies that expand the Company’s total addressable market and manufacturing capabilities, launched the first-of-its kind Templok® energy saving ceiling products and achieved strong financial results. We look forward to continuing our work in 2025 to deliver value for our shareholders.

On behalf of your Board of Directors, thank you for your continued support.

Very truly yours,

Roy W. Templin

Chair of the Board

NOTICE OF 2025 ANNUAL MEETING OF SHAREHOLDERS

Time and Date	11:00 a.m. Eastern Time on Thursday, June 12, 2025

Attendance	Online at www.virtualshareholdermeeting.com/AWI2025

Record Date	April 17, 2025

Agenda	Items of Business	Board Recommendation

	1. Elect as directors the seven (7) nominees named in the attached proxy statement	FOR EACH DIRECTOR NOMINEE

	2. Ratify the selection of KPMG LLP as our independent registered public accounting firm for 2025	FOR

	3. Approve, on an advisory basis, our executive compensation program	FOR

How To Vote	• Please act as soon as possible to vote your shares, even if you plan to attend the annual meeting via the Internet.

• Your broker will not be able to vote your shares with respect to the election of directors unless you have given your broker specific instructions to do so. We strongly encourage you to vote.

• You may vote via the Internet, by telephone, or, if you have received a printed version of these proxy materials, by mail.

• See “ADDITIONAL MEETING INFORMATION” beginning on page 74 of this proxy statement for further information.

Attending the Meeting via the Internet:

Instructions on how to attend and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at www.virtualshareholdermeeting.com/AWI2025.

Shareholders may vote and submit questions while attending the meeting on the Internet.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF

PROXY MATERIALS FOR THE ANNUAL MEETING

TO BE HELD ON JUNE 12, 2025:

The Notice of Annual Meeting, this Proxy Statement and

the Company’s 2024 Annual Report are available at www.proxyvote.com.

PROXY STATEMENT

This proxy statement was prepared under the direction of our Board of Directors (“Board”) to solicit your proxy for use at the 2025 Armstrong World Industries, Inc. Annual Shareholders’ Meeting (the “Annual Meeting”). This proxy statement and the related materials are first being distributed to shareholders on or about April 28, 2025. The terms “we”, “our”, “us”, “Armstrong”, “AWI”, and “Company” used in this proxy statement refer to Armstrong World Industries, Inc.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS. Certain statements in this proxy statement may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Those forward-looking statements are subject to various risks and uncertainties and include all statements that are not historical statements of fact and those regarding our intent, belief or expectations. Words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “outlook,” “target,” “predict,” “may,” “will,” “would,” “could,” “should,” “seek,” and similar expressions are intended to identify such forward-looking statements. These statements are based on management’s current expectations and beliefs and are subject to a number of factors that could lead to actual results materially different from those described in the forward-looking statements. Although we believe that the assumptions underlying the forward-looking statements are reasonable, we can give no assurance that our expectations will be attained. Factors that could have a material adverse effect on our financial condition, liquidity, results of operations or future prospects or which could cause actual results to differ materially from our expectations are described more fully in our most recently filed Annual Report on Form 10-K and subsequent filings with the U.S. Securities and Exchange Commission (“SEC”). Such forward-looking statements speak only as of the date they are made. We expressly disclaim any obligation to release publicly any updates or revisions to any forward-looking statements to reflect any change in our expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

ITEM 1 – ELECTION OF DIRECTORS

At the 2024 Annual Meeting of Shareholders (the “2024 Annual Meeting”), which was held on June 13, 2024, our shareholders reelected Victor D. Grizzle, Barbara L. Loughran, Richard D. Holder, William H. Osborne, Wayne R. Shurts, Roy W. Templin and Cherryl T. Thomas to the Board. Effective immediately upon his reelection as a director at the 2024 Annual Meeting, Mr. Templin was reelected as Chair of the Board. Current Board member Cherryl T. Thomas, who joined the Board in 2016, will be ending her Board service effective as of the conclusion of the Annual Meeting. During her time on the Board, Ms. Thomas served on several committees of the Board and made valuable contributions to shaping the Company’s strategic priorities that have led to value creation for shareholders. The Board thanks her for her service. Effective as of the conclusion of the Annual Meeting, the size of the Board will remain at seven members as Kathleen E. Pitre has been nominated for the first time as a director.

On the recommendation of the Nominating, Governance and Social Responsibility Committee

(“Governance Committee”), our Board has nominated the seven persons listed below for election at the Annual Meeting. All nominees except for Kathleen E. Pitre are current directors of the Company. Ms. Pitre was identified and recommended to the Governance Committee by a third-party search firm retained by the Governance Committee to identify qualified potential director candidates. Ms. Pitre will join the Board subject to her election as a director at the Annual Meeting. Mr. Templin will continue as Chair of the Board subject to his reelection as a director at the Annual Meeting.

All nominees, with the exception of our President and Chief Executive Officer (“CEO”), Victor D. Grizzle, have been determined by the Board to be independent under the guidelines of the listing standards of the New York Stock Exchange (“NYSE”) and our Corporate Governance Principles. Each nominee’s term would, if elected, run from the date of such nominee’s election until the election at our next annual meeting of shareholders and qualification of such individual’s

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ITEM 1 – ELECTION OF DIRECTORS (CONTINUED)

successor, or until earlier disqualification, resignation, removal, death or incapacity. We have no reason to believe that any of the nominees will be unwilling or unable to serve if elected.

The Governance Committee believes that aligning director qualifications, experience and skill sets with our business, strategy, risks and opportunities in addition to the functional responsibilities of the Board is necessary to maintaining a Board of Directors that remains capable of effectively performing its oversight and decision-making responsibilities on behalf of the Company and its shareholders in a dynamic environment. As part of its annual Board evaluation process, the Governance Committee solicits the view of the entire Board regarding Board composition, skills and leadership abilities and factors the responses received into its Board succession planning and refreshment processes. This evaluation will generally involve assessment at multiple levels, including individual director performance, the functioning of the Board’s standing committees and the operation of the Board as a collective whole. As needed, an outside advisor may be retained to assist the Board as part of its annual evaluation process.

Coordinated by the Chair of the Governance Committee, an outside advisor was retained to assist the Board in conducting its annual evaluation process in 2024. The evaluation process included both a confidential peer review of individual directors and a confidential evaluation of individual directors by members of senior management. The Board discussed and evaluated the output of this confidential evaluation process and used it to inform the Board’s refreshment and succession planning processes.

Our Board does not have term limits or a mandatory retirement age. The Board believes that instituting fixed limits on the tenure of directors could deprive the Company of important experience and knowledge. While Board refreshment is an important consideration in the assessment of the

Board’s composition, the Board believes that the interests of the Company are best served by being able to take advantage of all available talent, and that the Board should not make determinations with regard to its membership solely on the basis of age and tenure.

Performance concerns or changes in the skill sets or experience appropriate to meet the needs of the Company, the Board and its committees are addressed directly through the Board’s evaluation, succession planning and refreshment processes.

Our Board believes that a board of directors composed of individuals with diverse attributes and backgrounds enhances the quality of our Board’s deliberations and decisions. Our Board has an expansive view of diversity, going beyond the traditional concepts of race, gender and national origin, and we seek to ensure that our Board is composed of directors with diverse viewpoints, educational backgrounds and professional experience and expertise. Our Board recognizes that this diversity, coupled with strong personal and professional ethics, integrity and values, results in a board of directors that is well-qualified to guide the Company with good business judgment.

The Governance Committee expects each of the Company’s directors to have proven leadership qualities, sound judgment, integrity and a commitment to the success of the Company. In evaluating director candidates and considering incumbent directors for nomination to the Board, the Governance Committee evaluates a variety of factors. These include each nominee’s independence, financial literacy, personal and professional accomplishments, and experience in light of the needs of the Company. For incumbent directors, the factors also include past performance on our Board and contributions to their respective committees. Our Board is also particularly interested in maintaining a mix of skills and qualifications that include the following:

Public Company CEO or COO within past 5 years

Senior Executive Leadership

Manufacturing and Distribution Operations

Financial Literacy

Cybersecurity
Capital Markets Transactions

Technology

Mergers & Acquisitions

Risk Management

Corporate Governance

Additionally, the Governance Committee may also establish additional specific skills and qualifications when recruiting potential Board candidates based upon an assessment by the Board of the current and future needs of the Company, the Board or its committees as part of the Board’s refreshment and succession planning process.

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ITEM 1 – ELECTION OF DIRECTORS (CONTINUED)

Each director nominee’s biography in the pages that follow includes notable skills and qualifications that contributed to the individual’s selection as a nominee. Director skills and qualifications are also featured in the chart immediately following the biographies.

DIRECTOR NOMINEES

Composition of Board Nominees:

•	86% Independent

•	29% Black

•	29% Women
•	5.1 years average tenure

•	61.1 years average age

OUR BOARD RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF THE FOLLOWING NOMINEES:

Name	Age*	Director Since	Current Committee(s)†	Independent^

Victor D. Grizzle	63	2016	—

Richard D. Holder	62	2022	AC, FC, NGSRC‡	✓

Barbara L. Loughran	61	2019	AC‡, FC, NGSRC	✓

William H. Osborne	65	2022	MDCC, NGSRC	✓

Kathleen E. Pitre	48	—	—	✓

Wayne R. Shurts	65	2019	AC, MDCC‡	✓

Roy W. Templin	64	2016	AC, FC‡	✓
*	As of March 31, 2025
†	Committees: AC (Audit); FC (Finance); MDCC (Management Development & Compensation); NGSRC (Nominating, Governance & Social Responsibility)
^	As defined in NYSE listing standards and our Corporate Governance Principles
‡	Denotes Chair of the Committee

AWI 2025 Proxy Statement	3

ITEM 1 – ELECTION OF DIRECTORS (CONTINUED)

Information concerning the nominees is provided below:

VICTOR D. GRIZZLE Director since: 2016 Age: 63

Mr. Grizzle was appointed as our President and Chief Executive Officer in March 2016. Previously, Mr. Grizzle served as Executive Vice President and Chief Executive Officer of Armstrong Building Products, a business unit of Armstrong, since January 2011. Prior to joining Armstrong, Mr. Grizzle served as Group President of Global Engineered Support Structures Coatings & Tubing and President of International Division for Omaha at Valmont Industries, Inc., an infrastructure and agricultural equipment manufacturer, since January 2006. Prior to Valmont, he served as President of the Commercial Power Division of EaglePicher Corporation, a manufacturing and resource extractive company. Before that, Mr. Grizzle spent 16 years at General Electric Corporation, where he served as an American business leader for General Electric’s Silicones Division. Mr. Grizzle also serves on the board of directors of Franklin Electric, a global leader in the production and marketing of systems and components for water and automotive fuels. As President and Chief Executive Officer of AWI, Mr. Grizzle provides our Board with significant insight regarding our operations, strategic planning and operational design. In addition, Mr. Grizzle brings to our Board broad leadership and business expertise, as well as comprehensive experience in global operations and manufacturing matters.

RICHARD D. HOLDER Director since: 2022 Age: 62 Independent

Mr. Holder is currently the Chief Executive Officer of Loparex, Inc., a leading supplier of engineered release liner solutions, a position he has held since January 2024. With a strong focus on material science expertise and industry-leading technology, Loparex, Inc. enables sustainable performance for customers worldwide. Prior to his role at Loparex, Inc., Mr. Holder served as the President and CEO of HZO, Inc., a provider of thin-film nanocoatings for electronics, from January 2021 to January 2024. Before that, he held the position of President and CEO at NN, Inc., a publicly-traded diversified industrial manufacturing company, from June 2013 to September 2019. Mr. Holder’s professional journey also includes significant leadership roles at Eaton Corporation, where he served for over a decade. His experience extends to the aerospace industry, and he is a veteran of the U.S. Marine Corps. In addition to his current position, Mr. Holder serves on the board of Enerpac Tool Group Corp., a publicly-traded industrial tools and services company, where he is a member of the Audit Committee. He also holds positions on several private company boards. With extensive operating experience, senior executive leadership, and a background in manufacturing, Mr. Holder brings valuable insights to our Board. His expertise as a former public company CEO further enhances his contributions to our organization.

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ITEM 1 – ELECTION OF DIRECTORS (CONTINUED)

BARBARA L. LOUGHRAN Director since: 2019 Age: 61 Independent

Ms. Loughran served as a partner with PricewaterhouseCoopers LLP (PwC) from 1998 until her retirement in June 2018. Ms. Loughran has held various positions at PwC, including serving in its National Office from 2016 to 2018 and from 2000 to 2003, as Industrial Products Business Unit Leader of PwC’s New York Metro market from 2013 to 2015, and as Retail & Consumer Business Development Leader of PwC’s New York Metro market from 2010 to 2012. As a client service partner, Ms. Loughran led the global relationship and audit of numerous large, publicly-traded companies across a broad range of industries, and led the National Office effort on leveraging new and innovative technologies. Ms. Loughran also serves on the board of directors of Amentum Holdings, Inc., a publicly-traded advanced engineering and technology solutions company, where she serves as chair of the Nominating and Corporate Governance Committee and as a member of the Audit Committee. Ms. Loughran previously served on the board of directors of Jacobs Solutions, Inc., a publicly-traded engineering company, until the spin-off of Jacobs’ Critical Mission Solutions and Cyber & Intelligence government services businesses and merger with Amentum Parent Holdings LLC to form Amentum Holdings, Inc. Ms. Loughran brings to our Board an extensive public accounting background, international experience, financial and capital markets expertise, and experience in mergers and acquisitions, risk management, and financial oversight and reporting.

WILLIAM H. OSBORNE Director since: 2022 Age: 65 Independent

Mr. Osborne served as Senior Vice President of Total Quality and Operations for Boeing Defense, Space & Security, one of The Boeing Company’s three business units from May 2020 until October 2022. He was part of Boeing’s Executive Council and became the chair of Boeing’s Manufacturing Operations Council. Boeing is the world’s largest aerospace company and leading manufacturer of commercial jetliners and defense systems. In his role, Mr. Osborne maintained oversight for Environment, Health & Safety and was responsible for Boeing’s factory operations. Previously, he was Boeing’s Senior Vice President, Enterprise Operations from May 2018 until April 2020. Before joining Boeing, Mr. Osborne served as Senior Vice President of Global Manufacturing and Quality at Navistar International Corporation, a holding company whose subsidiaries and affiliates produce International® brand commercial and military trucks, from August 2013 to May 2018. He was also Senior Vice President of Custom Products at Navistar from May 2011 to August 2013. Before joining Navistar, he served as President and Chief Executive Officer of Federal Signal Corporation, a designer and manufacturer of a suite of products and integrated solutions for municipal, governmental, industrial and airport customers, from September 2008 to October 2010. Mr. Osborne began his career at Ford Motor Company. He currently serves on the board of directors of Quaker Houghton, a publicly traded global manufacturer of industrial process fluids. Mr. Osborne brings to our Board deep manufacturing, quality control, and executive leadership proficiencies, combined with valuable experience from his time as a public company chief executive officer and board member.

AWI 2025 Proxy Statement	5

ITEM 1 – ELECTION OF DIRECTORS (CONTINUED)

KATHLEEN E. PITRE Director since: — Age: 48 Independent

Ms. Pitre is Senior Vice President & President, Beverage Packaging, North and Central America at the Ball Corporation, a position she has held since 2024. Her career at Ball has spanned more than twenty years and includes previous roles as the Company’s President, Beverage Packaging, North and Central America from 2021 to 2024 and as the company’s Chief Commercial and Sustainability Officer from 2019 to 2021. Prior to that, she also served as Vice President of Sustainability & Public Affairs, Vice President of Communications and Corporate Relations, and Executive Director of the Ball Foundation. Before her executive leadership roles in Ball’s corporate and packaging business, she had an 11-year career with Ball in its aerospace business where she held various leadership roles in marketing and communications. In addition to her role at Ball, Ms. Pitre serves on the Global Leadership Council of the Colorado State University College of Business. She provides our Board with broad expertise in manufacturing, sustainability, marketing, communications and senior executive leadership.

WAYNE R. SHURTS Director since: 2019 Age: 65 Independent

Mr. Shurts served as the Executive Vice President and Chief Technology Officer at Sysco Corporation, a publicly-traded global leader in food service distribution, from 2012 until February 2019. Prior to this, Mr. Shurts served as Executive Vice President and Chief Information Officer at SUPERVALU, a publicly traded U.S. grocery retailer and wholesaler, from 2010 to 2012, and Chief Information Officer at Cadbury PLC, a British multinational confectionary company, from 2008 to 2010. Prior to this, Mr. Shurts has held various roles at Nabisco, including in finance, sales, supply chain, marketing, and technology. Mr. Shurts served on the board of directors of Con-Way Incorporated in 2015 until its acquisition by XPO Logistics Inc., where he served as a technology expert and a member of its Audit Committee and Nominating and Governance Committee. Mr. Shurts also serves on the board of directors of Stater Bros. Markets, a privately held grocery retailer, where he serves on the audit committee. Mr. Shurts brings to our Board extensive technology experience as a former Chief Information Officer, and in applying technology to improve and successfully transform business processes.

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ITEM 1 – ELECTION OF DIRECTORS (CONTINUED)

ROY W. TEMPLIN Director since: 2016 Age: 64 Independent

Mr. Templin served as Chair of the Board of Directors of Con-Way Incorporated, a multinational freight transportation and logistics company, from January 2014 until its acquisition by XPO Logistics Inc. in 2015. He previously served as Executive Vice President and Chief Financial Officer of Whirlpool Corporation, a multinational manufacturer and marketer of home appliances, from 2004 to 2012, and as Vice President and Controller of Whirlpool Corporation from 2003 to 2004. Prior, he served as Vice President, Finance and Chief Accounting Officer of Kimball International, Inc. He also previously served on the Board of Trustees of the Goldman Sachs Mutual Funds from 2013 to 2022. Mr. Templin brings to our Board extensive experience as a senior executive, public company board member and executive of manufacturing industries, as well as experience in risk management, strategic planning, finance, and mergers and acquisitions.

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ITEM 1 – ELECTION OF DIRECTORS (CONTINUED)

Skills and Qualifications of Board of Directors

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ITEM 1 – ELECTION OF DIRECTORS (CONTINUED)

AWI 2025 Proxy Statement	9

CORPORATE GOVERNANCE

CORPORATE GOVERNANCE PRINCIPLES AND OTHER CORPORATE GOVERNANCE DOCUMENTS

Our Corporate Governance Principles include guidelines regarding the responsibilities, duties, service and qualifications of our Board, the determination of a director’s independence and any conflict of interests, Board access to management and independent advisors, director compensation and stock ownership requirements, Board committees and other matters relating to corporate governance. Our Corporate Governance Principles are available on our website under “Investors” – “Governance” – “Governance Documents” or at https://investors.armstrongworldindustries.com/governance/
governance-documents/default.aspx. Also available on our website under “Investors” – “Governance” – “Governance Documents” are the charters of the Audit Committee, the Finance Committee, the Management Development and Compensation Committee (“Compensation Committee”), and the Governance Committee of the Board, along with the Armstrong Code of Business Conduct and the Armstrong Code of Ethics for Financial Professionals. Our website is not part of this proxy statement and references to our website address in this proxy statement are intended to be inactive textual references only.

DIRECTOR INDEPENDENCE

It is the policy of the Company that our Board consist of a majority of directors who are not employees and are independent under all applicable legal and regulatory requirements, including the independence requirements of the NYSE and the SEC. For purposes of evaluating the independence of directors, in accordance with our Corporate Governance Principles, our Board will consider all relevant facts and circumstances from the standpoint of the director, and also from that of persons or organizations with which the director has affiliations. Consistent with our Corporate Governance Principles, to be considered “independent,” a director must meet qualifications established by the Governance Committee to assist in the determination, which qualifications either meet or exceed the independence requirements of the NYSE and the SEC. Each of our standing Board committees must be composed entirely of independent directors and comply with all applicable rules and requirements of the NYSE and the SEC.

Our Board has determined that all of our director nominees, with the exception of Mr. Grizzle, our President and CEO, are independent under NYSE listing standards and our Corporate Governance Principles. In addition, our Board has further determined that each of the members of the Audit Committee, the Compensation Committee, the Finance Committee and the Governance Committee are independent within the meaning of the NYSE listing standards, any applicable minimum standards required by the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and enhanced standards required for membership on such committees by our Bylaws, namely that directors serving on such committees meet the independence criteria under both NYSE rules and Rule 10A-3(b)(1) under the Exchange Act.

BOARD’S ROLE IN RISK MANAGEMENT OVERSIGHT

Our Board oversees the Company’s management processes for assessing and managing risk, both as a full Board and through its committees, which meet regularly and report to the full Board. Management is charged with managing risk through robust internal policies and controls.

Enterprise Risk Management  The Company actively maintains an enterprise risk management program. Risk management is an integral part of the Company’s culture. Management’s role is to identify, mitigate, guide and review the efforts of our business units, consider whether the residual risks are acceptable, and approve plans to deal with serious risks. Our Board’s role in risk management is to review the performance and functioning of the Company’s overall risk management efforts and management’s establishment of appropriate systems for managing risk. Specifically, our Board reviews our:

•	identification of macro-, industry- and company-level developments and considerations in risk identification, assessment and mitigation;

•	processes to identify matters that create or reveal inappropriate risk to achieving our business plans;

•	processes to assess the likelihood and impact of such risks in order to prioritize them;

•	identification of major risks, how we define them, and our formulation of mitigation strategies;

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CORPORATE GOVERNANCE (CONTINUED)

•	identification of individuals responsible for mitigating major risks; and

•	monitoring of major risks and evolving risk landscape.

Pursuant to its charter, the Audit Committee has primary oversight responsibility with respect to the design of our enterprise risk management program, including for periodically reviewing the process, methodology, and tools used by management to identify, evaluate, organize, assess and mitigate significant risks.

Management regularly provides input and feedback on business segment risks during periodic business reviews and annual strategic planning discussions. Senior management regularly meets with designated individuals responsible for mitigating risks to review and assess risk mitigation and control measures. In addition, senior management regularly reevaluates the appropriateness of risk assessments and priorities. This process includes identifying risks that could prevent achievement of business goals and strategic plans. Our internal audit team uses the resulting information as a basis for developing its annual internal audit plan.

Cybersecurity Risk Our Board has responsibility for oversight of management’s cybersecurity risk program and receives regular updates from our Chief Information Officer. The updates, provided on a semi-annual basis, cover a range of topics, including the performance of our cybersecurity program against established goals and external standards, insights into the evolving cybersecurity landscape, current events and recent cybersecurity threats, and progress in enhancing the Company’s cybersecurity posture. Pursuant to its charter, the Audit Committee is responsible for reviewing management’s cybersecurity incident reporting process, methodology and tools. In addition, the Audit Committee is responsible for reviewing management’s materiality assessments of cybersecurity incidents identified as significant by management. Additional information about the Company’s cybersecurity risk program is available in Item 1C of the Company’s Annual Report on Form 10-K filed with the SEC on February 25, 2025.

Responsibilities of our Board and its Committees  In addition to audit and assurance reports provided by our internal audit team, our Board periodically reviews summary reports from senior management that assess the strategic, operational, infrastructure and external risks facing the Company. These reports generally utilize our Enterprise Risk Management framework to identify the likelihood and impact of such risks and identify appropriate mitigation strategies and efforts. Each Board committee, consistent with its charter, reviews and evaluates risks associated with their respective areas of oversight responsibility, reports on those oversight activities to our Board, and assists our Board in its ongoing monitoring and review of those risks, including as described in “BOARD MEETINGS AND COMMITTEES” below.

BOARD OVERSIGHT OVER SUSTAINABILITY MATTERS

Pursuant to its charter, our Governance Committee is responsible for oversight of our corporate social responsibility program and practices, including its priorities, objectives, strategy and performance, and periodic sustainability reporting and disclosures. The Governance Committee receives updates from management on our sustainability program at least quarterly. Other Board committees assist the Governance Committee in fulfilling this responsibility by overseeing related risks in their areas of responsibility, including:

•	Compensation Committee - Oversees the Company’s diversity and inclusion practices.

•	Audit Committee - Oversees management’s processes for data validation prior to issuing disclosures related to the Company’s corporate social responsibility program.

BOARD’S ROLE IN STRATEGIC PLANNING

Our Board oversees and advises on the Company’s overall strategy and annually reviews the strategic priorities and initiatives of each business segment. In evaluating significant investments or capital allocation decisions, the Board generally considers the Company’s strategic plan and the potential impact on long-term shareholder value creation.

BOARD’S ROLE IN SUCCESSION PLANNING

Our Board oversees talent management and actively engages in succession planning. Our Board reviews the Company’s “Organization Vitality” initiatives in support of its business strategy at least annually. This review includes a detailed discussion of the Company’s leadership bench and succession plans with a focus on key positions at the senior

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CORPORATE GOVERNANCE (CONTINUED)

officer level, including CEO, and incorporates the CEO’s evaluation of potential internal CEO successors. During 2024, our Board, CEO and the Compensation Committee met in furtherance of these initiatives. The independent members of the Board also met privately in executive session during 2024 to evaluate CEO succession planning.

The Governance Committee periodically reviews the Company’s emergency CEO succession plan, while the Board continually evaluates regular CEO succession plans. The Board engages with potential successors to the CEO through Board and committee presentations and informal events at which the experiences, skills, competencies and leadership abilities of potential CEO successors can be assessed. In addition, the Board uses outside advisors as necessary to augment its evaluation of the Company’s leadership bench and to identify and assess external candidates, as necessary.

Furthermore, Board committees discuss, as needed, the talent pipeline for specific critical roles. High potential leaders are given exposure and visibility to Board members through formal presentations and informal events. More broadly, our Compensation Committee and our Board are regularly updated on key talent indicators for the overall workforce, including diversity, recruiting and development programs.

BOARD LEADERSHIP STRUCTURE

Our Bylaws and Corporate Governance Principles provide our Board with the flexibility to determine what leadership structure works best for us, including whether the same individual should serve as both Chair of the Board and CEO. Since 2010, our Board has determined to split the positions of Chair of the Board and CEO. The split of these positions allows Mr. Grizzle, our President and CEO, to focus on managing the business, while Mr. Templin, as Chair of the Board, oversees our Board’s functions. Our Board will continue to evaluate its leadership and governance structure within the context of the specific needs of the business, current Board composition, and the best interests of the Company and our shareholders.

Responsibilities of the Chair of the Board include recruiting new Board members, overseeing the evaluation and compensation of the CEO, ensuring an appropriate succession plan, overseeing independent evaluation of risk, coordinating Board meeting schedules and agenda, chairing and leading the discussions at the Board meetings, and assisting with the annual performance evaluations of the Board, its committees and its individual members coordinated by the Governance Committee. The Chair ensures that information provided by management to the Board is sufficient for the Board to fulfill its duties and communicates with other directors on key issues and concerns outside regularly scheduled meetings. The Chair is also responsible to ensure the effective functioning of Board committees through appropriate delegation to, and membership of, the committees. Finally, the Chair of the Board facilitates the independent oversight required by our Bylaws and Corporate Governance Principles, including by ensuring that the Board meets at regularly scheduled executive sessions, outside the presence of management. Our Chair presides at these sessions. In addition, each of the Board’s four standing committees regularly meet at similar executive sessions, at which the respective committee chairs preside.

BOARD EDUCATION

The Governance Committee oversees the Company’s director education and orientation programs. Director education ordinarily occurs in conjunction with regularly scheduled Board meetings and seeks to address topics important to enhancing the Board’s knowledge of the Company, the industry in which we operate, key regulatory and market developments and emerging areas of opportunity and risk. Director education programming is presented by a mixture of internal and external subject matter experts, as appropriate. Directors are also encouraged to pursue individual educational opportunities throughout the year, for which the Company reimburses reasonable costs.

COMMUNICATION WITH THE BOARD

Any person who wishes to communicate with the Board, nonemployee directors as a group, or individual directors, including the Chair of the Board, may direct a written communication to the attention of the Corporate Secretary at the Company’s corporate offices at 2500 Columbia Avenue, Lancaster, Pennsylvania 17603. The Corporate Secretary will forward these communications to the intended recipient director(s), as appropriate, depending on the facts and circumstances outlined in the communication. Any person may also send general messages to directors by email to directors@armstrongceilings.com. An individual

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CORPORATE GOVERNANCE (CONTINUED)

wishing to send an email message to the Governance Committee, including a recommendation regarding a prospective director, may send the message to CorpGovernance@armstrongceilings.com. The Corporate Secretary will forward these messages, as appropriate.

SHAREHOLDER OUTREACH

The Company’s relationships with its shareholders and other stakeholders are a critical part of our corporate governance profile, and the Board recognizes the value of taking their views into account. Among other things, this engagement helps the Board and management understand the larger context and impact of the Company’s operations, learn about expectations for our performance, assess emerging issues that may affect our business or other aspects of our operations, and shape policy.

We maintain a formal shareholder outreach program to obtain investor perspectives on key topics of interest, such as corporate governance, executive compensation, social responsibility,

sustainability and other matters. On an annual basis, we intend to continue to solicit feedback from institutional investors, including asset managers, pension funds and other investors.

Shareholder communications and inquiries are shared with Company management, and with the Chair of the Board and the Board committees, as appropriate. In 2024, members of Company management, along with the Board Chair and the Chair of the Compensation Committee, proactively engaged with our shareholders before the Company’s June 2024 Annual Shareholders’ Meeting to better understand shareholder views regarding the proposals included in the Company’s proxy statement (the “2024 Spring Engagement”). In addition, members of Company management engaged in our annual offseason shareholder outreach program (“2024 Fall Engagement”) with an expanded number of investors. For further information regarding our 2024 Spring Engagement and 2024 Fall Engagement, including metrics, key themes, and our responses to shareholder feedback received during those discussions, please see pages 34-36 of this proxy statement.

AWI 2025 Proxy Statement	13

CORPORATE GOVERNANCE (CONTINUED)

BOARD MEETINGS AND COMMITTEES

The Board met six times during 2024, one of which was a special meeting.

There are four standing committees of the Board: the Audit Committee, the Compensation Committee, the Finance Committee and the Governance Committee, as described below.

Consistent with our Corporate Governance Principles, each standing committee has a charter and consists solely of directors who meet applicable independence standards required by the NYSE, the SEC, and our Bylaws. Each committee reports to the Board regularly and evaluates the effectiveness of its performance annually. The membership of each committee is determined by the Board on the recommendation of the Governance Committee. The Company’s Corporate Governance Principles provide that (i) directors who are currently fully employed should not serve on more than two other public company boards, and (ii) other directors should not serve on more than four other public company boards.

All director nominees who served on the Board during 2024 participated in over 75% of the meetings of the Board during their tenure and over 75% of the meetings of the Committees on which they served. Board members are expected to attend annual meetings in person or virtually, via the Internet. All Board members except two directors attended the 2024 Annual Meeting.

Audit Committee The Audit Committee met five times during 2024. The members of the Audit Committee are Barbara L. Loughran (Chair), Richard D. Holder, Wayne R. Shurts, and Roy W. Templin. Under its charter, the Audit Committee:

•	oversees (i) auditing and accounting matters, including the selection, supervision and compensation of the Company’s independent registered public accounting firm and any other registered public accountant engaged in auditing, audit-related, review or attest services, (ii) the scope of the annual audits and non-audit services performed by the Company’s independent registered public accounting firm, and (iii) the Company’s accounting practices and internal accounting controls;

14	AWI 2025 Proxy Statement

CORPORATE GOVERNANCE (CONTINUED)

•	has sole authority to engage, retain and dismiss the independent registered public accounting firm;

•	reviews and discusses with management and our independent registered public accounting firm the annual audited financial statements and quarterly financial statements included in our SEC filings and prior to issuing earnings press releases, reviewing with management the information being communicated to the public in the press release, including the use of any “pro forma” or “adjusted” non-GAAP information;

•	assists the Board in monitoring the integrity of the Company’s financial statements and the independent registered public accounting firm’s qualifications, independence and performance;

•	considers the integrity of and risks associated with overall financial reporting, legal compliance and disclosure processes; and

•	supervises and reviews the effectiveness of the Company’s internal audit and compliance functions, and assists the Board in overseeing the Company’s compliance with applicable legal and regulatory requirements.

Each member of the Audit Committee meets the NYSE and SEC financial literacy requirements. The Board has determined that each of Ms. Loughran and Mr. Templin qualifies as an “Audit Committee Financial Expert” as defined pursuant to the Exchange Act. The Audit Committee regularly meets independently with the Company’s internal and independent auditors, with the leader of the Company’s compliance function, and with various members of management in furtherance of its responsibilities.

Finance Committee The Finance Committee met four times during 2024, two of which were special meetings. The members of the Finance Committee are Roy W. Templin (Chair), Richard D. Holder and Barbara L. Loughran. Under its charter, the Finance Committee:

•	assists the Board in its oversight of the financial management of the Company, including material and strategic financial matters;

•	reviews the Company’s capital structure, including with respect to its debt and equity securities, financing arrangements and credit facilities;

•	reviews the Company’s capital expenditures, dividend policy and other forms of distributions on the Company’s stock, and capital deployment strategies; and

•	reviews financial terms of certain proposed mergers, acquisitions, divestitures, strategic investments and joint ventures.

Management Development and Compensation Committee The Compensation Committee met seven times during 2024, two of which were special meetings. The members of the Compensation Committee are Wayne R. Shurts (Chair), William H. Osborne and Cherryl T. Thomas. Under its charter, the Compensation Committee:

•	establishes our overall philosophy and policies governing compensation programs;

•	oversees the design of our executive compensation and benefit programs and certain Company policies and programs relating to employment practices;

•	administers and makes recommendations regarding our incentive and equity compensation plans;

•	reviews and approves goals and objectives relevant to the compensation of the CEO, evaluates the CEO’s performance relative to those goals and objectives and recommends CEO compensation to the independent directors based on such evaluation;

•	oversees employment and compensation actions pertaining to executive officers;

•	reviews incentive compensation policies and practices to assess whether such policies and practices encourage unnecessary risk-taking behaviors; and

•	reviews executive officer succession plans.

Nominating, Governance and Social Responsibility Committee The Governance Committee met five times during 2024. The members of the Governance Committee are Richard D. Holder (Chair), Barbara L. Loughran, William H. Osborne and Cherryl T. Thomas. Under its charter, the Governance Committee:

•	monitors the independence of nonemployee directors;

•	reviews and evaluates director candidates, including, without limitation, director candidates recommended by shareholders, in accordance with the Company’s Bylaws and the Corporate

AWI 2025 Proxy Statement	15

CORPORATE GOVERNANCE (CONTINUED)

Governance Principles, and makes recommendations to the Board concerning nominees for election as Board members;

•	assists our Board in defining and assessing criteria and qualifications for the selection of candidates to serve on the Board;

•	recommends directors for appointment to Board committees;

•	makes recommendations to the Board regarding corporate governance matters;

•	reviews and makes recommendations to the Board regarding the compensation of nonemployee directors;

•	oversees the Company’s sustainability and corporate social responsibility programs, including reviewing and assessing related strategies, structures, policies, practices and performance;

•	reviews and assesses the Company’s external communications, disclosures and reporting practices under the Company’s corporate social responsibility program;

•	reviews and approves all related party transactions involving directors, director nominees, executive officers or other required parties;

•	oversees the Company’s director education and orientation programs; and

•	engages in succession planning for the Board and coordinates an annual self-evaluation of the performance of the Board and each committee.

Other Committees In addition to the four standing committees described above, members of the Board may meet on an ad hoc basis to discuss, review and, as appropriate, approve matters through other committees established by the Board. These ad hoc committees report to the Board and may review subjects such as environmental matters, succession planning and crisis response.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

None of the members of the Compensation Committee has ever been an officer or employee of the Company or its subsidiaries, or had any relationship with the Company that requires disclosure under applicable SEC regulations.

REVIEW OF RELATED PERSON TRANSACTIONS

We have written policies pertaining to related person transactions. Any related person transaction that may arise is required to be reviewed and approved by the Governance Committee, who must have no connection with the transaction.

Related person transactions would include transactions by the Company or any subsidiary with any director, director nominee, executive officer, shareholders owning more than 5% of the Company’s outstanding common shares, per share par value $0.01 (“Common Stock”), or immediate family member of any of the foregoing, and transactions with businesses affiliated with any director or director nominee that meet the specifications in Item 404.

The Chair of the Governance Committee has authority to approve transactions involving sums less than the disclosure threshold set in Item 404. The material details of any such matters are required to be disclosed to the Governance Committee at its next regular meeting.

There have been no related person transactions since January 1, 2024, nor are any currently proposed, that meet the requirements for disclosure in this proxy statement.

POLICY ON MAJORITY VOTING IN THE ELECTION OF DIRECTORS

Our Board maintains a Policy on Majority Voting as one of our Corporate Governance Principles. The Policy provides that in an uncontested election of directors, any nominee who receives a greater number of votes “withheld” from the nominee’s election than votes “for” the nominee’s election will, within 10 business days following the certification of the shareholder vote, tender written resignation to the Board. Such tendered resignation will be considered by the Governance Committee taking into account any factors or other information it considers appropriate and relevant and, within 60 days following the date of the shareholders’ meeting at which the election occurred, will make a recommendation to the Board concerning the acceptance or rejection of such resignation. The Board will take formal action on the Governance

16	AWI 2025 Proxy Statement

CORPORATE GOVERNANCE (CONTINUED)

Committee’s recommendation no later than 90 days following the date of the shareholders’ meeting at which the election occurred. The Board will consider the information, factors and alternatives considered by the Governance Committee and such additional factors, information and alternatives as the Board deems relevant.

Following the Board’s decision on the Governance Committee’s recommendation, the Company, within four business days after such decision is made, will publicly disclose, in a current report on Form 8-K filed with the SEC, the Board’s decision, and, if applicable, the Board’s reasons for rejecting the tendered resignation. A director whose resignation is accepted by the Board may not be re-appointed to fill the vacancy created by such director’s resignation.

No director who is required to tender such director’s resignation shall participate in the Governance Committee’s deliberations or recommendation, or in the Board’s deliberations or determination, with respect to accepting or rejecting the resignation as a director. If a majority of the members of the Governance Committee are required to tender their resignations, then the independent directors who are not required to tender their resignations will appoint an ad hoc Board committee from amongst themselves, consisting of such number of independent directors as they may determine to be appropriate, solely for the purpose of considering and making a recommendation to the Board with respect to the tendered resignations. If such ad hoc committee would have been created but fewer than three directors would be eligible to serve on it, then the entire Board (other than the director whose resignation is being considered) will make the determination to accept or reject the tendered resignation without any recommendation from the Committee and without the creation of an ad hoc committee.

SHAREHOLDER-RECOMMENDED DIRECTOR CANDIDATES

The Governance Committee will consider director candidates nominated by shareholders. The Governance Committee considers all potential candidates in the same manner and by the same standards regardless of the source of the recommendation.

The procedures for recommending candidates are posted at https://investors.armstrongworldindustries.com/governance/
contact-the-board/default.aspx. Shareholders who wish to suggest individuals for service on the Board are requested to review Article II, Section 4 of our Bylaws and supply the information required in (a) through (l) of that Section in a written request to the Corporate Secretary at the Company’s corporate offices at 2500 Columbia Avenue, Lancaster, Pennsylvania 17603.

When evaluating the candidacy of nominees proposed by shareholders, the Governance Committee may request additional information as it may consider reasonable to determine the proposed nominee’s qualifications to serve as a member of the Board.

AWI 2025 Proxy Statement	17

CORPORATE GOVERNANCE (CONTINUED)

18	AWI 2025 Proxy Statement

SUSTAINABILITY

Sustainability is an important part of our approach to doing business. We aim to continually improve the environmental sustainability of our products and operating processes, promote and maintain a diverse and inclusive workforce through our merit-based hiring processes and provide meaningful support for our communities.

Our sustainability program is organized around three functional “pillars”: Healthy and Circular Products, Healthy Planet, and Thriving People and Communities. Our sustainability program includes specific 2030 goals and key performance targets for each pillar.

Our program pillars are focused on these key priorities and objectives:

Healthy and Circular Products We intend to create products and solutions from healthy, sustainably sourced materials by eliminating chemicals of concern through sustainable supply chains. We aim to design our products to be recycled, reused or repurposed and drive circularity in our operations, with customers, and throughout our value chain. We aim to make a positive contribution to spaces and the environment by decreasing our products’ water intensity and carbon footprint, and continuing to invest in solutions that meet customer demand for building products that align with their sustainability goals.

Healthy Planet We intend to reduce our greenhouse gas emissions and increase our reliance on renewable energy using climate science-based targets that include, among other things, a reduction of total Scope 1 and Scope 2 greenhouse gas (GHG) emissions by 30% from the 2019 baseline, which is in accordance with the Science Based Target initiative (“SBTi”), targeting a well below 2°C scenario. We aim to be stewards of natural resources with our water management practices and efforts reducing waste through innovative manufacturing processes.

Thriving People and Communities We intend to continue engaging in communities where we operate to contribute to the vibrant places to live and work by strengthening and supporting local programs and fostering impactful relationships. We value a diverse and inclusive culture and aim to continue to cultivate a culture at all our locations that leads to safe, healthy and fulfilled employees.

SUSTAINABILITY REPORT

In May 2024, we published our fourth Sustainability Report (“2024 Sustainability Report”), in which we discussed the progress made in 2023 towards our 2030 goals and targets for each of our pillars.

We prepared our 2024 Sustainability Report using the frameworks of the Sustainability Accounting Standards Board (SASB) Building Products & Furnishings standards, the Global Reporting Initiative (GRI), and the Task Force on Climate-Related Financial Disclosures (TCFD).

GOVERNANCE, CORPORATE LEADERSHIP AND MANAGEMENT

The Governance Committee has responsibility for overseeing our sustainability program and practices. The Audit Committee maintains responsibility for overseeing management’s processes for validating data prior to management issuing material public disclosures related to the Company’s sustainability program. Additional information regarding the Governance Committee’s oversight responsibilities and the involvement of other Committees of the Board can be found in the “BOARD OVERSIGHT OVER SUSTAINABILITY MATTERS” Section on page 11.

Our sustainability program is led by our Director of Sustainability and Government Relations, who reports to our Senior Vice President, General Counsel, Head of Government Relations & Chief Sustainability Officer. Our Director of Sustainability and Government Relations is responsible for designing and implementing action plans towards our enterprise-wide goals.

Our Sustainability Council, comprising senior leaders from various functions within the organization, is responsible for embedding and implementing our sustainability goals and initiatives throughout the organization.

In support of these goals and initiatives, cross-functional employee pillar teams – for each of the Healthy and Circular Products, Healthy Planet and Thriving People and Communities pillars – help assess our current state and develop action plans and interim targets to enable us to achieve those goals.

AWI 2025 Proxy Statement	19

SUSTAINABILITY (CONTINUED)

THE ARMSTRONG WORLD INDUSTRIES FOUNDATION

We created the Armstrong World Industries Foundation as our philanthropic arm in 1985. The Foundation’s strategy is primarily focused on making a positive difference in the lives of people where they live, work, learn, heal and play, through awarding grants to qualified charitable organizations that meet at least two of the following criteria:

•	Operate in communities where our employees live and work.

•	Commit to elevating the importance of design and buildings in people’s lives.

•	Renovate the buildings where they operate to improve their spaces and therefore the quality of service they provide to the people they benefit.

•	Focus on those who are most in need, particularly underserved children and early childhood education.

The Foundation also provides support to: (a) current and future employees and retirees through gift matching programs, hardship support, and emergency/disaster relief support; (b) communities in which we operate; and (c) the qualified charitable efforts of architects, designers, contractors and others in the building and construction community who are dedicated to elevating the importance of healthy and sustainable spaces for people’s lives.

MORE INFORMATION

More information about our sustainability program and practices, including the 2024 Sustainability Report, is available in the “Sustainability” section of our website at https://armstrongceilings.com. The 2024 Sustainability Report and other information available on our website are not part of, nor are they incorporated by reference into, this proxy statement and references to our website address in this proxy statement are intended to be inactive textual references only. Additionally, the sustainability data, statistics and metrics included herein, unless otherwise specifically indicated, are non-audited estimates, were not prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), have not been externally assured, continue to evolve and may be based on assumptions believed to be reasonable at the time of preparation, but should not be considered guarantees.

20	AWI 2025 Proxy Statement

MANAGEMENT

EXECUTIVE OFFICERS

The following table sets forth information regarding individuals who serve as our executive officers as of April 1, 2025.

Name	Age	Present Position and Business Experience During the Last Five Years*

Victor D. Grizzle	63	Armstrong World Industries, Inc. President & CEO; Director since April 2016

Mark A. Hershey	55

Armstrong World Industries, Inc.

Senior Vice President & Chief Operating Officer since April 2025

Senior Vice President, Americas (January 2022 to March 2025)

Senior Vice President, General Counsel and Business Development (January 2020 to January 2022)

Senior Vice President, General Counsel (July 2011 to January 2022)

Chief Compliance Officer (February 2012 to January 2022)

Secretary (April 2016 to January 2022)

Christopher P. Calzaretta	48	Armstrong World Industries, Inc. Senior Vice President & Chief Financial Officer since August 2022 Vice President, Finance (January 2018 to August 2022)

Austin K. So	51

Armstrong World Industries, Inc.

Senior Vice President, General Counsel, Head of Government Relations & Chief Sustainability Officer since March 2025

Senior Vice President, General Counsel, Secretary and Chief Compliance Officer (February 2022 to February 2025)

StoneMor Inc.

Senior Vice President, Chief Legal Officer & Secretary (July 2016 to February 2022)

Jill A. Crager	61

Armstrong World Industries, Inc.

Senior Vice President, Sales & Digital Marketing since January 2025

Senior Vice President, Sales Operations (January 2022 to December 2024)

Vice President, Digitalization (December 2019 to December 2022)

James T. Burge	49	Armstrong World Industries, Inc. Vice President, Controller since April 2021 Americas Controller (December 2017 to April 2021)
*	Information in parentheses regarding previously held positions indicates the duration the Executive Officer held the position.

All executive officers are appointed by the Board to serve in their respective capacities until their successors are selected and qualified or until their earlier death, resignation or removal by the Board.

AWI 2025 Proxy Statement	21

COMPENSATION OF DIRECTORS

In establishing compensation for our nonemployee directors, including the overall value of compensation and the mix of cash and equity, the Board analyzes competitive market data and any underlying director compensation trends generally, and compares our program to those of similarly sized companies in comparable industries. The Board is compensated through a combination of cash and equity annual retainers. Nonemployee directors receive more than half of their annual retainer in equity in order to align their compensation with the interests of shareholders. Directors do not receive meeting fees or perquisites. The Board believes that this level of compensation supports the Company’s ability to attract directors with suitable backgrounds and experiences. A director who is an officer or employee of the Company or its subsidiaries is not compensated for service on the Board or on any Board committee.

On an annual basis, the Governance Committee evaluates the compensation program for nonemployee directors, which program includes the 2016 Directors Stock Unit Plan, as amended (the “2016 Directors Stock Unit Plan”). The evaluation may include an analysis of competitive market data and any underlying director compensation trends with assistance from an independent compensation consultant, as required.

The following table describes the elements of the compensation program for nonemployee directors in 2024:

Director Compensation Program

Element	Amount	Terms

Annual Retainer (Cash)	$90,000 $145,000 (Chair)	paid in quarterly installments, in arrears

Annual Retainer (Equity)	$125,000 $170,000 (Chair)

annual (or pro-rated) grant of Director RSUs

•   Issued under the 2016 Directors Stock Unit Plan

•   vest at one year anniversary or earlier change in control if serving on such date

•   deliverable within sixty days of vesting unless director elected to defer payment (and except removal for cause)

•   one share per one unit upon delivery

•   no voting power until delivered

•   dividend equivalent rights

Committee Chair Fees*	$20,000 (AC; MDCC) $15,000 (FC; NGSRC)	paid in quarterly installments, in arrears

Special Assignment Fees	$2,500 per diem ($1,250 for less than four hours)	may be paid in connection with: • one-on-one meetings with the CEO • plant visits • other non-scheduled significant activities approved by the Chair
*	Committees: AC (Audit); FC (Finance); MDCC (Management Development & Compensation); NGSRC (Nominating, Governance & Social Responsibility)

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COMPENSATION OF DIRECTORS (CONTINUED)

Annual grants for the equity portion of the retainer are effective as of the first business day following the date of the Annual Meeting, and the amount of each grant is determined by the NYSE closing price of our shares of Common Stock on that date.

Director Compensation Table – 2024

Name (a)	Fees Earned or Paid in Cash ($) (b)	Stock Awards ($)(1) (c)	Option Awards ($)(2) (d)	Non-Equity Incentive Plan Compensation ($) (e)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(3)(f)	All Other Compensation ($) (g)(4)	Total ($) (h)

Richard D. Holder	105,000	125,000	—	—	—	4,868	234,868

Barbara L. Loughran	110,000	125,000	—	—	—	8,910	243,910

William H. Osborne	90,000	125,000	—	—	—	1,945	216,945

Wayne R. Shurts	110,000	125,000	—	—	—	1,945	236,945

Roy W. Templin	160,000	170,000	—	—	—	2,645	332,645

Cherryl T. Thomas	90,000	125,000	—	—	—	17,118	232,118
(1)

Represents amounts that are in units of our shares of Common Stock. The amounts reported represent the aggregate grant date fair value for Director RSUs granted during the fiscal year, as calculated under the Financial Accounting Standards Board’s Accounting Standards Codification (“ASC”) Topic 718. Under ASC Topic 718, the grant date fair value is calculated using the closing market price of our shares of Common Stock on the date of the grant. For the number of Director RSUs credited to each director’s account as of March 31, 2025, see SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, MANAGEMENT AND DIRECTORS, pages 24-26.

(2)	Directors do not receive stock options as part of their compensation for service on our Board.
(3)	Under the 2016 Directors Stock Unit Plan, directors may elect to defer the equity compensation that they receive as part of their compensation for service on our Board.
(4)	Represents cash dividend equivalent on vested undistributed shares and vested distributed shares, excluding any dividends payable for shares of Common Stock held individually by a director.

AWI 2025 Proxy Statement	23

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, MANAGEMENT AND DIRECTORS

Certain Beneficial Owners

The following table sets forth information regarding persons or groups known to us to be beneficial owners of more than 5% of our outstanding shares of Common Stock as of March 31, 2025 or the most recent date of any applicable reports filed by such persons or groups prior to that date. Beneficial ownership is determined in accordance with applicable rules of the SEC.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class Outstanding(1)

BlackRock, Inc. 50 Hudson Yards New York, NY 10001	5,562,424(2)	12.8%

The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	4,763,167(3)	11.0%

The London Company 1800 Bayberry Court, Suite 301 Richmond, VA 23226	2,644,340(4)	6.1%

Capital International Investors 333 South Hope Street, 55th Fl Los Angeles, CA 90071	2,619,024(5)	6.0%

(1)	Based on 43,424,918 shares of the Company’s Common Stock outstanding as of March 31, 2025, as reported to the NYSE (63,189,152 shares reported, less 19,764,234 shares held in treasury).
(2)

On Schedule 13G filed with the SEC on January 8, 2024, BlackRock, Inc. reported, as of December 31, 2023, that it had sole voting power with respect to 5,464,097 shares of Common Stock of the Company and sole dispositive power with respect to 5,562,424 shares of Common Stock of the Company.

(3)

On a Schedule 13G Amendment No. 9 filed with the SEC on January 10, 2024, The Vanguard Group reported, as of December 31, 2023, that it had shared voting power with respect to 15,179 shares of Common Stock of the Company, sole dispositive power with respect to 4,700,871 shares of Common Stock of the Company and shared dispositive power with respect to 62,296 shares of Common Stock of the Company.

(4)

On a Schedule 13G Amendment No. 4 filed with the SEC on February 14, 2024, The London Company reported, as of December 31, 2023, that it had sole voting power with respect to 2,644,340 shares of Common Stock of the Company, sole dispositive power with respect to 2,391,529 shares of Common Stock of the Company, and shared dispositive power with respect to 252,811 shares of Common Stock of the Company.

(5)

On a Schedule 13G Amendment No. 6 filed with the SEC on May 10, 2024, Capital International Investors reported, as of April 30, 2024, that it had sole voting power with respect to 2,616,152 shares of Common Stock of the Company and sole dispositive power with respect to 2,619,024 shares of Common Stock of the Company.

24	AWI 2025 Proxy Statement

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, MANAGEMENT AND DIRECTORS (CONTINUED)

Management, Directors and Director Nominees

The following table sets forth, as of March 31, 2025, the number of shares of Common Stock beneficially owned by all directors and nominees, the Company’s named executive officers (“NEOs”) as identified in the “COMPENSATION DISCUSSION AND ANALYSIS” section on page 37 and all directors and executive officers as a group in accordance with applicable SEC rules.

Name	Number of Common Shares Beneficially Owned	Number of Shares Subject to Options(1) Exercisable or Which Become Exercisable Within 60 Days	Total Number of Shares Beneficially Owned(2)	Restricted Stock Units(3) / Unvested Options	Total Common Shares Beneficially Owned Plus Restricted Stock Units and Unvested Options

Christopher P. Calzaretta	1,959	—	1,959	6,273	8,232

Jill A. Crager	1,856		1,856	3,502	5,358

Victor D. Grizzle	357,576	—	357,576	130,900	488,476

Mark A. Hershey	45,263	—	45,263	8,100	53,363

Richard D. Holder	—	—	—	4,520	4,520

Barbara L. Loughran	—	—	—	8,041	8,041

William H. Osborne	3,207	—	3,207	1,107	4,314

Kathleen E. Pitre	—	—	—	—	—

Wayne R. Shurts	6,945	—	6,945	1,107	8,052

Austin K. So	1,643	—	1,643	6,029	7,672

Roy W. Templin	16,246	—	16,246	1,506	17,752

Cherryl T. Thomas	—	—	—	15,191	15,191

Directors, Director Nominees and Executive Officers as a Group (13 persons)(4)	435,623	—	435,623	187,636	623,259

(1)	Directors and NEOs do not receive stock option grants as part of the compensation programs for directors or NEOs, respectively.
(2)

No individual director or executive officer beneficially owns 1% of the shares of Common Stock outstanding as of March 31, 2025. The directors and executive officers as a group beneficially own approximately 1% of the shares of Common Stock outstanding as of March 31, 2025.

(3)

Represents, in the case of NEOs, unvested restricted stock units (“NEO RSUs”) granted to them under the 2016 Long-Term Incentive Plan and under the Equity and Cash Incentive Plan adopted in 2022, and, in the case of nonemployee directors, vested and unvested stock units (Director RSUs) granted to them as part of their annual retainer for Board service that are not acquirable by the director within 60 days of March 31, 2025 (in the case of vested Director RSUs due to deferral) under the terms of the 2008 Directors Stock Unit Plan, as amended (the “2008 Directors Stock Unit Plan”) and the 2016 Directors Stock Unit Plan. See Directors Aggregate Ownership table below for further information. Neither the unvested NEO RSUs nor the Director RSUs have voting power.

(4)	Includes amounts for James T. Burge, Vice President, Controller.

AWI 2025 Proxy Statement	25

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, MANAGEMENT AND DIRECTORS (CONTINUED)

Directors – Aggregate Ownership

The table below sets forth, as of March 31, 2025, additional detail as to each nonemployee director’s ownership and rights to ownership in the Company’s equity.

Name	Common Shares	Vested Restricted Stock Units(1)	Unvested Restricted Stock Units(2)	Total Equity	Total Value(3)

Richard D. Holder	—	3,413	1,107	4,520	$636,778

Barbara L. Loughran	—	6,934	1,107	8,041	$1,132,816

William H. Osborne	3,207	—	1,107	4,314	$607,756

Wayne R. Shurts	6,945	—	1,107	8,052	$1,134,366

Roy W. Templin	16,246	—	1,506	17,752	$2,500,902

Cherryl T. Thomas	—	14,084	1,107	15,191	$2,140,108

Total	26,398	24,431	7,041	57,870	$8,152,726

(1)

Under the terms of the 2008 Directors Stock Unit Plan, the Director RSUs granted to each director as part of his retainer for Board service are not acquirable by the director until the date of the director’s separation from the Board for any reason other than a removal for cause or the date of a Change in Control Event (as defined in the 2008 Directors Stock Unit Plan). Under the terms of the 2016 Directors Stock Unit Plan, the vested units will be acquirable by the director, at the election of the director: (i) at the vesting of the units at the one-year anniversary of the grant or (ii) at the time of the director’s termination of service.

(2)

Under the terms of the 2016 Directors Stock Unit Plan, the Director RSUs granted to each director as part of his retainer for Board service shall vest (contingent upon the director’s continued service as of such date) on the earlier of (i) the one-year anniversary of the grant; (ii) the death or total and permanent disability of the director; or (iii) the date of any Change in Control Event (as defined in the Plan). All the Director RSUs listed in this column will vest on June 12, 2025 (1,107 shares for Messrs. Holder, Osborne, Shurts, and Mses. Loughran and Thomas; 1,506 shares for the Chair).

(3)

Represents an amount equal to the sum of the number of shares of Common Stock beneficially owned, plus the number of vested and unvested Director RSUs held, as applicable, multiplied by $140.88, which was the closing price of the shares of Common Stock of the Company on the NYSE on March 31, 2025. Amount excludes $991.88 in accrued dividends (non-interest bearing) for all directors except for the Chair and excludes $1,349.38 in accrued dividends (non-interest bearing) for the Chair.

26	AWI 2025 Proxy Statement

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, MANAGEMENT AND DIRECTORS (CONTINUED)

Stock Ownership Guidelines

In accordance with our Corporate Governance Principles, each nonemployee director must acquire as reasonably promptly as practicable following such director’s appointment as a director (taking into account, among other things, the applicable director’s individual financial and other circumstances and the then-current price of our securities) and then hold until the end of such director’s service, shares of Common Stock equal in value to three times the director’s annual cash retainer fee at the time such director joined the Board. Once the share ownership requirement is reached by a director, any later fluctuation in stock price is disregarded and no additional stock acquisition is required by such director. This requirement is waived as to directors designated by shareholders who, while not holding shares individually, nevertheless have an equity interest in Common Stock of the Company by virtue of being a designee of the shareholder. All of the current directors have achieved this ownership requirement. For further details regarding stock ownership by nonemployee directors, see page 26 of this proxy statement. As an officer of the Company, Mr. Grizzle is not subject to the stock ownership guidelines for nonemployee directors but is subject to separate stock ownership guidelines for executives.

AWI 2025 Proxy Statement	27

ITEM 2 – RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee selected KPMG LLP to audit our consolidated financial statements and our internal control over financial reporting for 2025. In accordance with past practice, this selection will be presented to the shareholders for ratification at the Annual Meeting; however, consistent with the requirements of the Sarbanes-Oxley Act of 2002, the Audit Committee has ultimate authority in respect of the selection of our independent registered public accounting firm. The Audit Committee may reconsider its selection if the appointment is not ratified by the shareholders.

A representative of KPMG LLP will be in attendance at the Annual Meeting to respond to appropriate questions and will be afforded the opportunity to make a statement at the meeting, if he or she desires to do so.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP.

28	AWI 2025 Proxy Statement

AUDIT COMMITTEE REPORT

The Audit Committee engaged KPMG LLP as the Company’s independent registered public accounting firm for 2025. In making this selection, the Audit Committee considered KPMG LLP’s qualifications, discussed with KPMG LLP its independence, and reviewed the audit and non-audit services provided by KPMG LLP to the Company.

Management of the Company is responsible for the financial reporting process, including preparation of consolidated financial statements, establishing and maintaining an adequate system of internal controls, including internal control over financial reporting, enterprise risk management, and procedures designed to ensure compliance with accounting standards and applicable laws and regulations. KPMG LLP is responsible for auditing those consolidated financial statements, expressing an opinion on the conformity of the Company’s audited financial statements with accounting principles generally accepted in the United States and on the effectiveness of the Company’s internal control over financial reporting. The Audit Committee is responsible to monitor and oversee these processes and procedures. The Audit Committee relies, without independent verification, on the information provided to it and on the representations made by management regarding the effectiveness of internal control over financial reporting, the integrity and objectivity of financial statements provided to it and that such financial statements have been prepared in conformity with accounting principles generally accepted in the United States. The Audit Committee also relies on the opinions of the independent auditors on the consolidated financial statements, conformity of the consolidated financial statements with accounting principles generally accepted in the United States and the effectiveness of the Company’s internal control over financial reporting.

The Audit Committee’s meetings facilitate communication among the members of the Audit Committee, management, the Company’s internal auditors, and the Company’s independent auditors. The Audit Committee reviewed and discussed the audited consolidated financial statements for fiscal year 2024 with the Company’s management and the Company’s independent auditors. The Audit Committee reviewed and discussed with management the critical accounting policies applied by the Company in the preparation of those financial statements. The Audit Committee also discussed with KPMG LLP the matters required to be discussed by applicable standards of the Public Company Accounting Oversight Board (“PCAOB”) and had the opportunity to ask KPMG LLP questions relating to such matters. The discussions included the quality, and not just the acceptability, of the accounting principles utilized, the reasonableness of significant accounting judgments, and the clarity of disclosures in the financial statements.

The Audit Committee regularly considers the independence, qualifications and performance of KPMG LLP. Such consideration includes reviewing the written disclosures and the letter received from KPMG LLP required by applicable requirements of the PCAOB regarding the independent registered public accountants’ communications with the Audit Committee concerning independence.

Based on the reviews and discussions referenced above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024. The Audit Committee and the Board believe that the continued retention of KPMG LLP to serve as the Company’s independent registered public accounting firm is in the best interests of the Company and its shareholders and have recommended that shareholders ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year 2025.

Submitted by the Audit Committee

Barbara L. Loughran (Chair)

Richard D. Holder

Wayne R. Shurts

Roy W. Templin

AWI 2025 Proxy Statement	29

FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The following table presents fees for professional audit services rendered by KPMG LLP for the audit of our annual consolidated financial statements for 2024 and 2023, as well as fees billed for other services rendered by KPMG LLP. All fees in 2024 and 2023 were pre-approved by the Audit Committee.

(amounts in thousands)	2024	2023

Audit Fees(1)	$3,227	$3,231

Audit Related Fees	—	—

Total audit fees	3,227	3,231

Tax Fees(2)	402	140

Other(3)	14	14

Total other fees	416	154

Total Fees	$3,643	$3,385

(1)

For both years, audit fees are for services rendered in connection with the integrated audit of Armstrong’s consolidated financial statements as of and for the year then ended, for which a portion of billings occurred in the following years. For both years, audit fees were also incurred for reviews of condensed consolidated financial statements included in the Company’s quarterly reports on Form 10-Q.

(2)	Tax fees were primarily for tax compliance, tax planning, technical assistance, and consulting on both domestic and international matters.
(3)	Fees that do not fall within the categories set forth above. Fees for both years are primarily for participation in executive education programs.

The Audit Committee has considered whether the provision by KPMG LLP of the non-audit services described above was allowed under Rule 2-01(c)(4) of Regulation S-X and was compatible with maintaining auditor independence and has concluded that KPMG LLP was and is independent of the Company in all respects. KPMG LLP did not provide non-audit services to the Company during 2024 other than those described herein.

Audit Committee Pre-Approval Policy

The Audit Committee adheres to a policy that requires the Audit Committee’s prior approval of any audit, audit-related and non-audit services provided by the firm that serves as our independent registered public accounting firm. Pursuant to this policy, management cannot engage the firm for any services without the Audit Committee’s pre-approval. The Audit Committee delegates to the Audit Committee Chair the authority to pre-approve non-audit services for purposes of handling immediate needs, with a report to the full Audit Committee of such approvals at its next meeting. The policy complies with Section 10A(i) of the Exchange Act.

Evaluation of Independent Auditors; Auditor Tenure

The Audit Committee is directly responsible for the selection, appointment, compensation, evaluation and, where appropriate, replacement of our independent registered public accounting firm. As in prior years, the Audit Committee has evaluated KPMG LLP in connection with the Audit Committee’s consideration of whether to recommend that the Company’s shareholders ratify the selection of KPMG LLP as the Company’s independent auditor for 2025. In that review, the Audit Committee considered both the continued independence of KPMG LLP and whether retaining KPMG LLP is in the best interests of the Company and its shareholders. The Audit Committee’s evaluation of KPMG LLP further included: (i) the results of an annual management survey of KPMG’s overall performance; (ii) review of external data on audit quality and performance, including recent PCAOB reports on KPMG LLP and its peer firms; (iii) an analysis of KPMG LLP’s known legal risks and significant proceedings that may impair KPMG LLP’s ability to perform the Company’s annual audit; and (iv) a review of the competitiveness of KPMG LLP’s fees given the services provided to the Company. In addition, KPMG LLP reviews with the Audit Committee its analysis of its

30	AWI 2025 Proxy Statement

FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM (CONTINUED)

independence in accordance with PCAOB Rule 3526. The Audit Committee evaluates whether the independent registered public accounting firm should be rotated and considers the advisability and potential impact of selecting a different independent registered public accounting firm. In addition to the matters discussed above, factors considered by the Audit Committee when retaining its independent auditors include:

•	the firm’s technical expertise;

•	the firm’s knowledge of the Company’s business and industry;

•	the firm’s reputation;

•	the firm’s geographic footprint compared to our business;

•	the firm’s tenure as the Company’s independent auditor; and

•	continuous evaluation of the quality of communications and engagement with the firm.

KPMG LLP has served as the independent registered public accounting firm of the Company and its predecessors since 1929. We believe this long tenure is advantageous for several reasons, including the following:

•

Enhanced audit quality resulting from the institutional knowledge of and expertise regarding Armstrong’s operations and business strategy, accounting policies and practices, and internal control over financial reporting;

•	Increased audit efficiency by virtue of KPMG LLP’s familiarity with Armstrong’s accounting policies and practices and relevant personnel; and

•	Avoidance of disruption and undue demands on management time involved in onboarding a new independent registered public accounting firm.

Regular Rotation of Primary Engagement Partner

In accordance with applicable rules on partner rotation, KPMG LLP’s lead engagement partner for our audit is changed every five years and was rotated in accordance with that cadence in 2024. The Audit Committee was involved in considering the selection of KPMG LLP’s lead engagement partner, including interviewing the proposed candidate, and the Chair of the Audit Committee approved the selection of the lead engagement partner in 2024.

AWI 2025 Proxy Statement	31

ITEM 3 – ADVISORY APPROVAL OF EXECUTIVE COMPENSATION

The Company is seeking your advisory vote on our executive compensation program. The Company asks that you support the compensation of our named executive officers as disclosed in the Compensation Discussion and Analysis section and the accompanying tables contained in this proxy statement. Because your vote is advisory, it will not be binding on the Board or the Company. However, the Board will review the voting results and take them into consideration when making future decisions regarding executive compensation. This item, which is provided pursuant to Section 14A of the Exchange Act, is commonly referred to as a “say-on-pay” resolution.

The Company has in the past sought approval from shareholders regarding the incentive plans that we use to motivate, retain, and reward our executives. Those incentive plans, including the 2016 Long-Term Incentive Plan and the Equity and Cash Incentive Plan adopted in 2022, make up a majority of the pay that the Company provides to our executives. Over the years, the Company has made a number of changes to its disclosures concerning executive compensation, as well as to its executive compensation programs, in response to shareholder input, including a number of enhancements mentioned in this proxy statement.

We believe our executive compensation program has played a material role in our ability to drive strong financial results and attract and retain a highly experienced, successful management team.

We further believe that our executive compensation program is structured appropriately to support our company and our business objectives.

Our Compensation Committee has developed and maintained a compensation program that: aligns executive interests with shareholders’ interests; links pay and performance by placing a significant portion of compensation “at risk” based on performance against pre-established goals; and provides a competitive level of compensation globally to enable access to high-quality executives in a competitive way.

As reflected in the total shareholder return components of our program, if the value we deliver to our shareholders increases, so does the compensation we deliver to our executives.

We maintain strong corporate governance over our executive pay programs. We closely monitor the compensation programs and pay levels of executives from companies of similar size and complexity, so that we may ensure that our compensation programs are within the norm of a range of market practices.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE COMPANY’S COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THE COMPENSATION DISCUSSION AND ANALYSIS SECTION AND THE ACCOMPANYING COMPENSATION TABLES CONTAINED IN THIS PROXY STATEMENT.

32	AWI 2025 Proxy Statement

BOARD CHAIR AND COMPENSATION COMMITTEE CHAIR LETTER

Dear Fellow Shareholders:

Our Compensation Committee oversees the design of our executive compensation and benefit programs and recommends CEO compensation to the independent directors of the Board for approval. Among other things, we design our executive compensation program to drive long-term shareholder value creation and to attract and retain a highly experienced, successful management team. Critical to the functioning of a successful management team is the leadership and performance of the Company’s CEO. Throughout his nine-year tenure as the Company’s CEO, we believe Mr. Grizzle has been successful in shaping and delivering a growth strategy that has created significant value for the Company and its shareholders. This success was demonstrated most recently in 2024 as the Company delivered shareholder returns of approximately 45% and created incremental shareholder value of more than $1.8 billion.

After many years of strong shareholder approval of our executive compensation program, we were disappointed that only 61% of votes were cast in favor of our 2024 executive compensation program compared to our typical 95% or greater level of support. To better understand our shareholders’ perspectives and concerns and to provide increased awareness and understanding of the Compensation Committee’s executive compensation philosophy, the Company conducted an extensive shareholder outreach effort through both the 2024 Spring Engagement and the 2024 Fall Engagement. The shareholder engagement metrics and key themes of those efforts are described in greater detail on pages 34-36 of this proxy statement.

We both joined members of management and participated in the 2024 Spring Engagement. Our discussions with shareholders informed us that shareholder opposition to the 2024 executive compensation program was primarily driven by the size and lack of performance metrics in the CEO retention grant made to Mr. Grizzle in April 2023 (“CEO Retention Grant”). In those discussions, we explained the rationale for the CEO Retention Grant, which included Mr. Grizzle’s strong performance, the importance to long-term shareholder value creation of retaining him, the competitive market for successful public company CEOs, his age, and succession planning considerations, including the continued development of his staff and potential internal CEO succession candidates. In particular, we highlighted that, at the time the CEO Retention Grant was made, (i) a substantial amount of Mr. Grizzle’s compensation was already dependent on Company performance, (ii) Mr. Grizzle’s existing long term incentive plan grants were entirely performance based, and (iii) Mr. Grizzle’s existing long-term incentive plan grants lacked substantial retentive value because a pro-rated portion of those grants vested annually, rather than on a three-year cliff vesting basis, due to his age and years of service. Given those facts, the Compensation Committee recommended, and the Board approved, that a one-time grant composed of time-based restricted stock units with a three-year cliff vesting feature would have the most potent retentive power. We further expressed our firm conviction that the CEO Retention Grant was in the best interests of the Company and its shareholders. Our rationale for the CEO Retention Grant received generally positive reactions from the shareholders with whom we engaged. The Company also received shareholder feedback on several other important topics during both the 2024 Spring Engagement and 2024 Fall Engagement efforts (see pages 34-36 of this proxy statement for further information).

We value all the shareholder feedback received during our 2024 shareholder engagement efforts, which was reviewed and robustly discussed by both the Compensation Committee and the full Board. Given our compensation philosophy and design, the Compensation Committee has rarely granted special, off-cycle awards such as the CEO Retention Grant, and commits not to do so absent a compelling circumstance. To the extent a future compelling circumstance arises justifying a special, off-cycle award, the Compensation Committee will take into consideration the shareholder feedback received regarding the inclusion of performance metrics in any such special, off-cycle award. In addition, you will find enhanced “plain English” disclosures in several sections of this proxy statement provided in response to the shareholder feedback received during 2024 (summarized on pages 35-36 of this proxy statement).

We thank the many shareholders who engaged with us and hope that, after reviewing this proxy statement, you will vote in favor of the Company’s 2025 executive compensation program at our Annual Meeting.

Sincerely,

Roy Templin, Chair of the Board

Wayne Shurts, Chair of the Compensation Committee

AWI 2025 Proxy Statement	33

SHAREHOLDER OUTREACH

In advance of our 2024 Annual Shareholders’ Meeting, the Company’s Chair of the Board and Compensation Committee Chair along with select members of senior management (excluding the CEO and CFO) conducted targeted outreach to solicit shareholder views on our executive compensation program and provide additional context related to the special retention grant provided to our CEO in April 2023 (“CEO Retention Grant” and “2024 Spring Engagement”, respectively). Because the Company historically received greater than 95% approval of our executive compensation plans, we do not ordinarily engage investors on these issues prior to our Annual Shareholders’ Meeting. Further, the Spring 2024 Engagement was in addition to our regular ongoing shareholder engagement efforts, including post-earnings calls, investor conferences and non-deal roadshows, as well as our ordinary offseason governance outreach conducted annually each fall. A summary of engagement metrics and key themes from our 2024 Spring Engagement is provided below.

2024 Spring Engagement

Shareholders contacted: 27 Representing ~77% of shares outstanding* Engaged ~40% of shares outstanding* Representing 10 of our larger shareholders *Based on 13F filings as of March 31, 2024.

Key Themes:

•  While broadly supportive of our executive compensation program, some investors opposed the size and the lack of performance criteria in the CEO Retention Grant.

•  Investors requested additional proxy disclosure about the retentive value of the CEO Retention Grant along with enhanced discussion of our CEO succession planning processes.

•  Initially investors commented on but expressed support for the addition of time vested RSUs to the mix of the executive Long-term incentive program (LTIP).

•  Some Investors commented on the use of Mineral Fiber segment EBITDA as a LTIP performance metric versus the prior Mineral Fiber volume growth metric.

In response to the 61% of votes cast in favor of our 2024 executive compensation program, we expanded the number of investors we engaged in our annual offseason governance shareholder outreach program (“2024 Fall Engagement”) to obtain more feedback from our shareholders on key governance, compensation and sustainability issues. As has been our typical practice, these calls included senior leaders from our Legal, HR, Investor Relations and Sustainability teams. The feedback received from these conversations was relayed to our Board of Directors and informed changes and additions to our disclosures and our executive compensation program. Below is a summary of the key issues discussed in these calls and the actions taken. The expanded outreach summarized below doubles the outreach from typical Fall Engagement.

34	AWI 2025 Proxy Statement

SHAREHOLDER OUTREACH (CONTINUED)

2024 Fall Engagement

Shareholders contacted 20 Representing ~68% of shares outstanding* ~40% Engaged Representing 10 of our largest shareholders *Based on 13F filings as of September 30, 2024.

Key Themes:

•  Investors continued to be broadly supportive of our governance and compensation practices, but most would not support another sizable one-time grant without performance metrics.

•  A few investors also noted the increase in CEO AIP target, requesting additional disclosure discussion of the rationale for those changes.

•  Most investors supported the performance metrics used in long-term incentives, although some favored relative TSR rather than absolute TSR.

•  Many investors expressed interest in the CEO succession planning process.

•  Many investors also requested additional disclosure regarding Board refreshment, assessment and education.

The Board thoughtfully evaluated this feedback and used it, in part, to inform actions taken in the second half of 2024. Below is a summary of these actions

What we heard	Our Response
A general preference for limited use of one-time grants and when such grants are used, they should have performance metrics.

We did not issue any special awards to our NEOs in 2024. The Committee reaffirms that special awards should be rare and that it will not grant any special, off-cycle awards to NEOs absent a compelling circumstance. To the extent a future compelling circumstance arises justifying a special, off-cycle award, the Compensation Committee will take into consideration the shareholder feedback received regarding the inclusion of performance metrics in any such special, off-cycle award, and detailed disclosure will be provided if such a circumstance arises.

When making changes to executive compensation program design, investors expect additional disclosure around the drivers for and strategy around the changes being made.

More robust and plain english disclosures will be added to the compensation discussion and analysis (“CD&A”) section to describe future changes to ensure the reader has a clear understanding of and the driver for the change.

AWI 2025 Proxy Statement	35

SHAREHOLDER OUTREACH (CONTINUED)

What we heard	Our Response
Some investors commented on their preferred metrics in our LTIP PSU plan i.e. return on invested capital (“ROIC”), relative Total Shareholder Return (“TSR”), Mineral Fiber volume.

Each year the Committee reviews our incentive plan metrics to ensure they tie to our strategic plan. Our performance metrics are carefully selected to motivate performance that drives achievement of long-term goals. In response to the feedback, the Committee reinstituted Mineral Fiber Volume as a metric. For 2025, our LTIP PSUs will vest based on achievement of absolute Total Shareholder Return, Free Cash Flow and Mineral Fiber Volume metrics that the Committee believes work together to drive sustainable growth and value creation.

Some shareholders expressed concern shifting the mix of NEOs’ LTIP awards from 100% PSUs to 60% PSUs / 40% RSUs

The Committee, in conjunction with its outside consultant conducted a market study of our LTIP and determined that the new mix is consistent with peer and broader industry practices. Therefore the Committee continued granting the current mix of 60% PSUs/ 40% RSUs.

Given the fact that the one-time CEO grant was focused on his retention, investors would like more understanding of the CEO succession planning process.	Additional CEO succession planning process disclosure is included on pages 11-12 of this proxy statement.
There is growing interest in Board refreshment, assessment and education.	Additional Board refreshment, assessment, and education disclosure is available on pages 2 and 12 of this proxy statement.

Additional notable 2025 changes in our LTIP:

Beginning with the 2025 awards under out LTIP, we modified our retirement provision for such awards from 55 years old and 5 years of service (known as the 55/5 rule) to 60 years old and 5 years of service (60/5 rule) to be eligible for retirement equity treatment. In addition, we maintained our minimum service requirement which requires participants to be employed ten months following date of grant to be eligible for the retirement provision.

We decreased the maximum opportunity for 2025 PSUs for two metrics (absolute total shareholder return and Mineral Fiber volume) from 300% to 250% of target. Based on the metric weighting and maximum opportunity, the overall maximum payout for 2025 PSUs decreased from 275% to 250% of target for the NEOs.

36	AWI 2025 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

In this CD&A section, we review the objectives and elements of our executive compensation philosophy, as well as the Company’s performance and compensation decisions in 2024 relating to our named executive officers (“NEOs”) who are:

Victor D. Grizzle President and CEO

Mark A. Hershey Senior Vice President and Chief Operating Officer

Christopher P. Calzaretta Senior Vice President and CFO

Austin K. So Senior Vice President, General Counsel, Head of Government Relations & Chief Sustainability Officer

Jill A. Crager, Senior Vice President, Sales and Digital Marketing

FISCAL 2024 COMPANY PERFORMANCE

Business Overview

AWI is an Americas leader in the design, innovation and manufacture of interior and exterior architectural applications including ceilings, specialty walls and exterior metal solutions. We manufacture and source products made of numerous materials, including mineral fiber, fiberglass, metal, felt, wood, resin, wood fiber and glass-reinforced-gypsum. Our operating segments are Mineral Fiber, which produces suspended mineral fiber and soft fiber ceiling systems, Architectural Specialties, which produces, designs and sources specialty ceilings, walls and other interior and exterior architectural applications primarily for use in commercial settings and Unallocated Corporate. We also manufacture ceiling suspension system (grid) products through a joint venture with Worthington Enterprises, Inc. called Worthington Armstrong Venture (“WAVE”)(results of WAVE are included in our Mineral Fiber segment).

Our fiscal year 2024 key performance highlights were as follows (all comparisons are versus 2023 unless otherwise noted):

•	Consolidated Net Sales: Net sales increased $151 million, or 12%, to $1,446 million primarily due to $89 million of higher sales volumes and $62 million of favorable like-for-like pricing and product mix, or Average Unit Value (“AUV”). Architectural Specialties net sales increased $97 million, or 27%, and Mineral Fiber net sales increased $54 million, or 6%. The increase in Architectural Specialties net sales was driven primarily by a $73 million increase from the acquisitions of A. Zahner Company in December 2024, 3form LLC in April 2024 and BOK Modern in July 2023, in addition to increased custom project net sales. The increase in Mineral Fiber net sales was primarily driven by improved AUV, as a result of increased like-for-like pricing and favorable mix, partially offset by lower sales volume.

•	Operating Income and adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (“adjusted EBITDA”)*: Operating income of $374 million increased $51 million, or 16%. Adjusted EBITDA of $486 million increased $56 million, or 13%. The year-over-year improvement in adjusted EBITDA* was driven primarily by a margin benefit from increased Architectural Specialties net sales, a favorable AUV benefit, and an increase in WAVE equity earnings, partially offset by increased selling, general and administrative (“SG&A”) expenses.

•	Net Cash Provided by Operating and Investing Activities and Adjusted Free Cash Flow (“adjusted FCF”)*: Net cash provided by operating and investing activities of $188 million decreased $36 million, or 16%. Adjusted FCF* of $298 million increased $35 million, or 13%, driven primarily by higher cash earnings, partially offset by unfavorable net working capital impacts.

•	Mineral Fiber Volume (“MFV”): MFV decreased $8 million due to lower sales volume within our home center customer channel, most notably due to prior-year first quarter inventory level increases that did not repeat in current year, partially offset by two additional shipping days in 2024 and the positive contribution from our growth initiatives compared to the prior-year period.

AWI 2025 Proxy Statement	37

COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

•	Mineral Fiber Operating income and adjusted EBITDA: Mineral Fiber operating income of $323 million increased $37 million, or 13%. Mineral Fiber adjusted EBITDA* of $406 million increased $42 million, or 11%. The year-over-year improvement in Mineral Fiber adjusted EBITDA* was primarily driven by a favorable AUV benefit and an increase in WAVE equity earnings, and a decrease in manufacturing and input costs partially offset by increased SG&A expenses and the impact of lower sales volumes.

•	Total Shareholder Return (“TSR”): Our annualized absolute TSR for the 2022 – 2024 PSU performance period was 15.3%.

Please also see our Consolidated Financial Statements in our Annual Report on Form 10-K filed with the SEC on February 25, 2025.

*

To supplement its consolidated financial statements presented in accordance with accounting principles generally accepted in the United States (“GAAP”), the Company provides additional measures of performance adjusted to exclude the impact of certain discrete expenses and income including adjusted EBITDA and adjusted FCF. Investors should not consider non-GAAP measures as a substitute for GAAP measures. The Company excludes certain acquisition related expenses (i.e. – impact of adjustments related to the fair value of inventory, contingent third-party professional fees, changes in the fair value of contingent consideration and deferred compensation accruals for acquisitions). Acquisition related deferred compensation accruals excluded from adjusted EBITDA represented cash and stock awards that are recorded over each award’s respective vesting period, as such payments are subject to the sellers’ and employees’ continued employment with the Company. Examples of other excluded items have included plant closures, restructuring charges and related costs, impairments, separation costs and other cost reduction initiatives, environmental site expenses and environmental insurance recoveries, endowment level charitable contributions, the impact of defined benefit plan settlements, gains and losses on sales or impairments of fixed assets, and certain other gains and losses. The Company also excludes income/expense from its U.S. Retirement Income Plan (“RIP”) in the non-GAAP results as it represents the actuarial net periodic benefit credit/cost recorded. For all periods presented, the Company was not required and did not make cash contributions to the RIP based on guidelines established by the Pension Benefit Guaranty Corporation, nor does the Company expect to make cash contributions to the plan in 2025. Adjusted FCF is defined as cash from operating and investing activities, adjusted to remove the impact of cash used or proceeds received for acquisitions and divestitures, environmental site expenses and environmental insurance recoveries. Management’s adjusted FCF measure includes returns of investment from WAVE and cash proceeds received from the settlement of company-owned life insurance policies, which are presented within investing activities on our consolidated statement of cash flows. The Company uses these non-GAAP adjusted measures in managing the business, including communications with its Board of Directors and employees and believes the adjustments provide meaningful comparisons of operating performance between periods. The Company also uses adjusted EBITDA and adjusted free cash flow (with further adjustments, when necessary) as factors in determining at-risk compensation for senior management. These non-GAAP measures may not be defined and calculated the same as similar measures used by other companies. Non-GAAP financial measures utilized by the Company may not be comparable to non-GAAP financial measures used by other companies. Please refer to Annex A for a reconciliation of these non-GAAP financial measures to our results as reported under GAAP.

2024 Compensation Plan Design

Our Compensation Committee reviews our compensation plans at least annually and, in 2024, determined to continue and maintain the Annual Incentive Plan and our Long-Term Incentive Program design established in recent years. Our plans are designed to work together to directly link compensation opportunities to meaningful achievements in Company strategy and performance and long term stock price performance.

•	Annual Incentive Plan (“AIP”): Our 2024 AIP continued to use revenue and adjusted EBITDA as the performance metrics for Company results. These measures align to key elements of our operating plan and financial goals, including revenue growth, manufacturing productivity and controlled SG&A expense, and are strong indicators of our overall operating performance.

•

Long-Term Incentive Program (“LTIP”): The awards granted by the Compensation Committee to NEOs under our LTIP was comprised of 60% performance-based restricted stock units (“PSUs”) and 40% time-based restricted stock units (“RSUs”) which aligns to our compensation objectives, and supports attraction and retention of high quality executives in a highly competitive talent market. Our 2024 PSU performance metrics are based on 3-year absolute TSR (“Absolute TSR”), 3-year cumulative adjusted FCF and 3-year Mineral Fiber adjusted EBITDA

38	AWI 2025 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

(“MF adjusted EBITDA”). Our Compensation Committee selected Absolute TSR as an LTIP performance metric because it believes Absolute TSR most directly captures shareholder value creation, while providing senior management with the flexibility and levers needed to drive meaningful performance improvement. Our Compensation Committee selected adjusted FCF as an LTIP performance metric because it believes adjusted FCF growth is a strong indicator of value-creating activities over the performance period. The Compensation Committee selected MF adjusted EBITDA as the final metric in the plan which was introduced in 2023 as a metric, a change from Mineral Fiber volume growth (“MFV”) in prior years. Similar to the conclusion in 2023, the Compensation Committee recognized the uncertain economic environment, making it difficult to forecast near term volume. MF adjusted EBITDA is directly connected to leadership’s decisions and actions to manage mineral fiber volume growth investments and profitability. The 2024 PSU grants, intended to compensate for long term value creation, have a three-year performance period, challenging targets with meaningful payout upside for superior performance. These plan features, and others as described in more detail in this CD&A, are designed to strongly align the interests of management with those of shareholders, and to provide meaningful incentives for performance and growth consistent with our strategic plan.

Our Executive Compensation Philosophy, Objectives, Elements and Characteristics

Compensation Philosophy and Objectives

Our long-term success and growth depend on highly capable leaders with appropriate experience and skills to deliver our strategy in a variable and challenging market environment. Our executive compensation program is designed to attract, motivate and retain those leaders. In developing and maintaining this program, our Compensation Committee focuses on the following key objectives:

•	Aligning executive interests with shareholder interests.

•	Creating a strong link between pay and performance by placing a significant portion of compensation ‘‘at risk’’ based on performance against pre-established goals.

•	Structuring competitive compensation packages to attract and retain high-quality executives in a highly competitive talent environment.

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COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

Compensation Elements

In 2024, we executed our compensation philosophy by providing compensation opportunities through a combination of: (i) fixed compensation, including base salaries, benefits and limited perquisites; and (ii) at-risk compensation, including cash incentive awards under our AIP, and LTIP grants of PSUs and RSUs, governed by our Equity and Cash Incentive Plan adopted in 2022 (“2022 ECIP”) (our omnibus equity award plan).

Type	Compensation Elements	Form and Objective	Further Information	Key 2024 NEO Actions
Base Salary

•  Delivered in cash

•  Provides reasonable, market competitive fixed pay for each NEO, and reflects his or her role, responsibility, individual performance and contribution to the Company

•  Generally set within a range around market median

			• 2024 Base Salary changes for our NEOs are presented on page 45	• NEOs received merit increases averaging 5.4%, effective April 1, 2024.
Benefits

•  Standard range of health, welfare, and retirement benefits generally similar to those provided to other salaried employees, except that executives:

•  are eligible to receive enhanced Company-paid long-term disability benefits; and

•  are eligible for non-qualified retirement benefits

Select Perquisites

•  Personal financial counseling at a cost generally less than $4,500 per NEO

•  Executive physicals at a cost generally less than $5,000 per NEO

•  Executive long-term disability at a cost generally less than $5,000 per NEO

Annual Incentive Plan (AIP)

•  Delivered in cash

•  Provides an annual incentive opportunity for achieving financial results based on performance goals tied to our annual operating plan

•  Supports achievement of shorter-term performance goals

•  Payouts tied to Company performance, and may be subject to individual performance modifiers

•  Target opportunity set within a range around market median

			• AIP was based on revenue and adjusted EBITDA (as described on page 46)	• NEOs received AIP payments for 2024 performance at 158% of target.
Long-Term Incentive Program (LTIP)

•  Delivered in 60% PSUs and 40% RSUs for 2024

•  Drives and promotes long-term value-creation for our shareholders, and fosters retention, by rewarding execution and achievement of goals linked to our longer-term strategic initiatives and stock performance

•  Target opportunity set within a range around market median

•  In 2024, our Compensation Committee awarded PSUs tied to Absolute TSR, adjusted FCF, and MF adjusted EBITDA and RSUs. PSUs are earned over a 3-year performance period. RSUs vest in full on the 3rd anniversary of the grant date.

			• PSU performance goals are based on adjusted FCF, MF adjusted EBITDA and Absolute TSR (as described on page 47)	• NEOs were granted a mix of PSU / RSU awards in 2024 with target award values ranging from 100% to 540% of base salary at the time of grant.

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COMPENSATION DISCUSSION AND ANALYSIS
(CONTINUED)

Compensation Characteristics
At the direction of our Compensation Committee, the company subscribes to a
“pay-for-performance”
philosophy. Our compensation program maintains the following attributes:

•
Compensation at Risk
– A significant amount of each NEO’s target total direct compensation (“TDC”), composed of base salary and annual- and long-term incentive compensation, depends on the achievement of Company performance-based results. The Board and the Compensation Committee also consider individual performance when finalizing AIP awards and can make upward or downward adjustment. Our NEOs’ annual- and long-term incentive compensation is, therefore, “at risk” as the value is tied to the achievement of financial and/or other measures that the Company considers to be important drivers of shareholder value and future stock price performance.

•
Multiple and Appropriate Performance Metrics
– We use multiple performance measures to avoid having compensation opportunities overly weighted toward the performance result of a single metric. In 2024, we used Absolute TSR, adjusted FCF, and MF adjusted EBITDA as performance metrics for our PSU grants for the 2024-2026 performance period to maintain a focus on longer-term results that drive shareholder value. In 2024, we used revenue and adjusted EBITDA as performance metrics in our AIP. These measures align to key elements of our operating plan and financial goals, including revenue growth, manufacturing productivity, optimization of invested capital and competitive SG&A expense levels. Each of these measures is a strong indicator of our overall operating performance.

•
Emphasis on Long-Term Incentive and Annual Incentive Compensation
– Annual- and long-term incentive compensation comprises a significant percentage of target TDC. Incentive compensation helps drive performance and aligns the interests of employees (including the NEOs) with those of shareholders. By tying a significant portion of TDC to long-term incentives over a three-year period, we promote longer-term perspectives regarding Company performance.

•	Recoupment (Clawback) – We may recoup certain stock-based and cash awards distributed to our NEOs and other grantees under our 2022 ECIP (which includes our AIP) in the event of an accounting restatement due to material noncompliance with any financial reporting requirement under applicable securities laws or certain misconduct causing significant financial or reputational harm to the Company. Such awards are also subject to our Incentive Compensation Recoupment Policy in the event the Company is required to prepare an accounting restatement of any of the Company’s financial statements.

•
Insider Trading
– We have adopted an insider trading policy (the “Insider Trading Policy”) governing the purchase, sale, and/or other dispositions of Company securities by our employees, officers, directors, consultants, agents, contractors, temporary workers and the Company itself. We believe the Insider Trading Policy is reasonably designed to promote compliance with relevant insider trading laws, rules and regulations, and any listing standards applicable to us.

•
Prohibition on Derivative Transactions
– Our Insider Trading Policy prohibits derivative transactions and other speculative activity in Company securities, including hedging, short sales, trading in puts or calls, other functionally equivalent transactions involving our securities, or trading in “hybrid” species of securities based on Company securities, such as “straddles”, “equity swaps”, “exchange funds” and any other derivative security or contract linked to Company securities. Our Insider Trading Policy further prohibits holding Company securities in a margin account or pledging Company securities as collateral for a loan.

•
Stock Ownership Guidelines
– Our NEOs are subject to stock ownership guidelines, which help align an executive’s longer-term decision-making and the interests of our long-term shareholders. The required ownership multiple is six times annual base salary for our CEO, three times annual base salary for Messrs. Calzaretta and Hershey and Ms. Crager and one and
one-half
times base salary for Mr. So. As of December 2024, Messrs. Grizzle, Hershey, and So had met their ownership requirements. Mr. Calzaretta and Ms. Crager have five years from date of hire or promotion to achieve the ownership requirements.

•	Linear and Capped Incentive Compensation Payouts – Our Compensation Committee establishes performance goals that are used to determine payouts for annual and long-term

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COMPENSATION DISCUSSION AND ANALYSIS
(CONTINUED)

incentive compensation. 2024 AIP payouts are capped at 200% of target and 2024 PSUs are capped, on a weighted average basis, at 275% of the target number of PSUs granted.

•	Change in Control (“CIC”) Double-Trigger – Our CIC agreements include double-trigger vesting provisions for equity grants upon a CIC.

•	No Tax Gross-Ups – We do not have plans or agreements that provide tax gross-ups to our NEOs.
•
Holding Requirements
– Post-vesting holding requirements apply for amounts payable above target under the 2022 and 2023 performance-based equity grants awarded to Mr. Grizzle. Any LTIP shares earned above target must be held for one year following the vesting date. This requirement was eliminated for awards granted in 2024 and for all future awards due to duplicative retention requirements in the stock
ownership
guidelines
.

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COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

The following table illustrates how our executive compensation elements align with our compensation objectives.

Executive Compensation Element	Attract Talented Employees	Align Management and Shareholder Interests	Pay for Performance	Motivate and Retain Management

Base Salary	✓			✓

Annual Incentive Plan (AIP)	✓	✓	✓	✓

Long-Term Incentive Plan (LTIP)	✓	✓	✓	✓

HOW WE MAKE COMPENSATION DECISIONS

Our Compensation Committee is responsible for executive compensation program design and the decision-making process relative to NEOs specifically, and broadly, as these programs apply to other senior leaders and participating employees. The Compensation Committee solicits input from the independent members of the Board, our CEO, other members of management and its independent compensation consultant to assist with its responsibilities. The following summarizes the roles of each of the key participants in the executive compensation decision-making process.

Roles of Key Participants

Compensation Committee

•  Sets the philosophy and principles that guide the executive compensation program;

•  Oversees the design of our executive compensation program in the context of our culture, competitive practices, the legal and regulatory landscape, and governance trends;

•  Reviews and approves short- and long-term incentive compensation design, including performance goals and the payout scale;

•  Reviews and approves corporate goals and individual objectives relevant to the compensation of the CEO, evaluates the CEO’s performance relative to those goals and objectives, and recommends CEO compensation to be ratified by the independent directors based on the evaluation; and

•  Oversees the evaluation of the other executive officers and approves their compensation based, in part, on recommendations from the CEO.

Independent Members of the Board	• Participate in the performance assessment process for the CEO; and • Review and approve decisions regarding CEO compensation, including base salary, AIP and LTIP awards for the CEO.
Committee Consultant

•  Provides analysis, advice and recommendations with regard to executive compensation;

•  Attends Compensation Committee meetings, as requested, and communicates between meetings with the Compensation Committee Chair and other Committee members; meets with Compensation Committee in executive session regularly without members of management; and

•  Advises the Compensation Committee on market trends, regulatory issues and developments and the potential impact to our executive compensation programs.

CEO	• Provides input to the Compensation Committee on senior executive performance and compensation recommendations (except with respect to his own performance and compensation).

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COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

Independent Compensation Consultant

In 2024, the Compensation Committee retained Meridian Compensation Partners, LLC (“Meridian”) as its independent compensation consultant on executive compensation matters.

Meridian performed the following services relating to 2024 compensation decisions:

•	advised on the design considerations with respect to the 2024 short- and long-term incentive programs;

•	advised the Compensation Committee on the composition of a revised compensation peer group;

•	advised the Compensation Committee on setting the CEO’s compensation; and

•	provided an update on current compensation trends, market practices and relevant executive compensation legislation.

The Compensation Committee determined the work of Meridian did not raise any conflicts of interest in 2024. In making this assessment, the Compensation Committee considered the independence factors enumerated in Rule 10C-1(b) under the Exchange Act and corresponding rules of NYSE. After considering all of the factors provided in the SEC and the NYSE rules and all other factors relevant to Meridian’s independence, the Compensation Committee has determined it was independent.

Use of Competitive Data

In setting NEO compensation, the Compensation Committee considers independent survey data, peer compensation data, tally sheets, wealth accumulation analyses and related benchmark information.

Annual Compensation Benchmarking

Annually, the Compensation Committee reviews all components of NEO compensation compared to the Competitive Market (defined below) data.

In general, we target NEO pay to be at or near the 50th percentile of our defined Competitive Market, but we may deviate from this target based on an individual’s performance, internal equity with peers situated at similar levels, or to attract the required level of business knowledge and leadership needed to achieve our strategic objectives.

The principal sources of market data include the following (“Competitive Market”):

•	Survey data (all NEOs), including surveys conducted by Aon and Willis Towers Watson; and

•	Peer Group (defined below) data (CEO and CFO).

Consideration of 2023 Advisory Shareholder Vote on Executive Compensation

At our 2023 Annual Meeting, our shareholders expressed a preference that advisory votes on executive compensation occur every year. Accordingly, the Board is continuing the practice of an annual advisory vote on executive compensation until the next required vote on the frequency of shareholder votes on the compensation of executives. The next vote concerning the frequency of the advisory vote on executive compensation is scheduled to occur at the 2029 annual meeting of shareholders.

Our Board and Compensation Committee appreciate and value the views of our shareholders regarding our executive compensation program. Disclosures concerning our most recent advisory vote can be found on pages 34-36 along with our shareholder engagement.

The Compensation Committee recognizes executive pay practices and notions of sound governance principles continue to evolve. Please refer to “COMMUNICATION WITH THE BOARD” on pages 12-13 for further information about communication with the Compensation Committee or the Board.

Peer Group

The Compensation Committee uses compensation data compiled from a group of peer companies based on several pre-established criteria, including business model comparability, company size measured by both revenue (approximately one-half to two times the Company’s annual revenue) and market capitalization, geographic presence and investment capital.

In 2024, our Compensation Committee reviewed and approved our compensation Peer Group. The Committee removed PGT Innovations due to its acquisition during 2023. The Committee did not add any new companies to the Peer Group.

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COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

Our current compensation Peer Group consists of the following 16 manufacturing companies (“Peer Group”):

AAON, Inc.	Eagle Materials, Inc.	Masonite International Corp
Advanced Drainage Systems, Inc.	Franklin Electric Co, Inc.	Quanex Building Products Corp
American Woodmark Corp	Gibraltar Industries, Inc.	Simpson Manufacturing Co., Inc.
The AZEK Co., Inc.	Griffon Corp	SPX Technologies, Inc.
Apogee Enterprises, Inc.	Interface, Inc.	Trex Company, Inc.
CSW Industrials, Inc.

Tally Sheets and Wealth Accumulation Analyses

The Compensation Committee uses tally sheets and wealth accumulation analyses when evaluating compensation-related decisions for each NEO.

•	Tally sheets provide historical information on each executive’s equity and non-equity compensation, and other compensation such as potential payments upon termination of employment.

•	Wealth accumulation analysis assesses the total Company-specific wealth that could be earned by each NEO given certain stock price assumptions.

Compensation Mix

To facilitate the link between NEO pay and Company performance, a significant amount of TDC is performance-based and “at risk.”

In 2024, 87% of our CEO’s target TDC, and, on average, 66% of the target TDC of our other NEOs, was variable and “at risk.” The following chart shows the 2024 compensation mix, consisting of base salary, AIP, and RSUs/PSUs.

2024 COMPENSATION DESIGN AND OUTCOMES

Base Salary

In 2024, the Compensation Committee reviewed the base salaries of our NEOs. After consideration of individual performance and the competitiveness of each NEO’s base salary compared to the Competitive Market, the Compensation Committee increased base salaries for each of our NEOs except for Mr. Grizzle who did not receive a base salary increase. Pay increases were approved during the Compensation Committee meeting held in February 2024 and were effective April 1, 2024.

The table below represents each NEO’s annual base salary as of December 31, 2024 and 2023. This information differs from the Summary Compensation Table (“SCT”), which reflects the total base salary received for the year.

Name	2023 Salary $	2024 Salary $

Victor D. Grizzle	1,000,000	1,000,000

Mark A. Hershey	499,800	527,290

Christopher P. Calzaretta(1)	433,500	500,000

Austin K. So	436,800	454,270

Jill A. Crager(2)	321,000	360,000
1)	Mr. Calzaretta received a market adjustment to align closer to market median for his role. The market adjustment is recognition of increased experience and strong performance.
2)	Ms. Crager received a market adjustment to align closer to market median for her role. The market adjustment is recognition of increased experience and strong performance.

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COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

Annual Incentive Plan Awards

AIP awards provide an annual incentive opportunity for achieving financial results based on short-term performance goals tied to the Company’s annual operating plan.

Each NEO’s target AIP opportunity (expressed as a percent of base salary) is based on the NEO’s role, responsibility and alignment with similar internal positions and the external Competitive Market.

Actual payout varies based upon actual business performance relative to performance targets, and may be subject to individual performance modifiers against pre-established individual goals.

For 2024, AIP awards were determined based on the following formula, measures and weightings all subject to the approval of our Compensation Committee.

2024 AIP Design

Base Salary Earnings $	x	Target AIP Opportunity %	=	Target AIP $	x	Company Performance %	x	Individual Performance % Modifier	=	Annual AIP Payout $

2024 Target AIP Opportunity

The Committee set corresponding target AIP opportunities for each NEO, measured as a percentage of their base salary earned for fiscal year 2024. 2024 target AIP opportunities for NEOs are set forth in the table below.

Name	Target AIP % Opportunity as % of Base Salary

Victor D. Grizzle	110%

Mark A. Hershey	70%

Christopher P. Calzaretta(1)	70%

Austin K. So(2)	60%

Jill A. Crager(3)	60%
(1)	Mr. Calzaretta’s target increased from 60% to 70% effective January 2024 to align to market median.
(2)	Mr. So’s target increased from 55% to 60% effective January 2024 to align to market median.
(3)	Ms. Crager’s target increased from 50% to 60% effective January 2024 to align to market median.

2024 AIP Performance Metrics

Our Compensation Committee selected revenue and adjusted EBITDA as performance metrics in order to create strong alignment with shareholders and reflect key measures of value creation. Revenue was weighted 30% and adjusted EBITDA was weighted 70%.

These performance metrics align to key elements of our operating plan and financial goals, including revenue growth, manufacturing productivity, optimization of invested capital and competitive SG&A levels, and they are strong indicators of our overall operating performance.

For purposes of the 2024 AIP, the Compensation Committee defined: (i) revenue to be gross sales minus returns, discounts and allowances and minus intercompany sales, and (ii) adjusted EBITDA to be operating income plus depreciation and amortization plus/minus non-cash pension impact and plus/minus earnout/deferred purchase price accruals and certain acquisition-related charges, subject to certain exceptions which is consistent with the calculation of adjusted EBITDA that we report with our quarterly earnings. The revenue and adjusted EBITDA definitions did not change from the prior year. The 2024 revenue target of $1,352 million and adjusted EBITDA target of $458 million, represented a 4% increase and a 7% increase, respectively, from prior-year results. These targets were directly tied to the Company’s annual operating plan.

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COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

In connection with those targets, the Compensation Committee also established the following performance ranges and associated payout ranges for the 2024 AIP. The Company’s performance was converted to a corresponding payout factor on a straight-line basis between threshold and target and between target and maximum. AIP payouts are capped at 200% of target. These performance ranges and thresholds applied to all of our NEOs.

	Target $ (in millions)			Performance as % of Target Goal			Payout as % of Target Bonus

	Threshold	Target	Maximum	Threshold	Target	Maximum	Threshold	Target	Maximum

Revenue (weighted 30%)	1,295.0	1,352.0	1,420.0	96%	100%	105%	50%	100%	200%

Adjusted EBITDA (weighted 70%)	430.0	458.0	486.0	94%	100%	104%	50%	100%	200%

2024 Performance and Payout Factors

For AIP purposes our 2024 revenue performance was 102% of target goal, resulting in a payout equal to 135% of target, and our adjusted EBITDA performance represented 104% of the target goal with a corresponding payout of 168% of target. These results yielded a combined payout factor of 158% of the target bonus for the NEOs. Consistent with prior years, when applicable, current year revenue and adjusted EBITDA of acquired entities not included in our annual operating plan are excluded from our final results for AIP calculations, resulting in $1,376 million of revenue versus the overall Company result of $1,446 million and $478 million of adjusted EBITDA versus the overall Company result of $486 million.

Measure	2024 AIP Target $M	2024 AIP Actual $M	Performance % of Target Goal	Payout % of Target Bonus

Revenue	1,352	1,376	102%	135%

Adjusted EBITDA	458	478	104%	168%

2024 Individual Performance

The Board and the Compensation Committee also considered individual performance when finalizing AIP awards for the CEO and other NEOs and decided not to make any upward or downward adjustments for individual performance.

2024 Final AIP Awards

The Compensation Committee determined the final 2024 AIP payouts by multiplying each NEO’s target AIP opportunity by the final weighted payout factors as outlined below.

Name	Target AIP $	Payout Factor	2024 Final AIP Award $

Victor D. Grizzle	1,100,000	158%	1,738,000

Mark A. Hershey	364,292	158%	575,500

Christopher P. Calzaretta	338,363	158%	534,620

Austin K. So	269,941	158%	426,510

Jill A. Crager	210,150	158%	332,040

2024-2026 Long-Term Incentive Program Awards

The goal of our LTIP is to provide equity-based long-term incentive awards that link management interests to shareholder returns and focus management on our long-term performance.

In determining the LTIP award opportunity for the CEO and other NEOs, our Board and Compensation Committee consider a number of factors, including the Competitive Market, internal equity with peers at similar levels and cost (dilution and accounting cost), as well as tally sheet and wealth accumulation analyses.

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COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

LTIP awards for a given year are typically made shortly following the release of our financial results for our prior fiscal year. This governance practice is designed to allow the equity markets to absorb the announcement of earnings and performance guidance.

The Compensation Committee retained the same vehicle mix as the prior year for the annual grants to our NEOs. Accordingly, the 2024 LTIP was granted 60% in PSUs and 40% in RSUs to stay aligned with market practice and our compensation objectives, including access to high quality executives in a highly competitive talent market. The greater weight of PSUs reflects our pay-for-performance philosophy. The time-based awards support long-term retention and are linked to shareholder value and ownership, which are important goals of our executive compensation program.

The time vested RSU grants will fully vest and company stock will be issued if the NEO is still actively employed and in good standing on March 1, 2027 (three-year cliff vesting), subject to certain exceptions. Three-year vesting is common in our industry and supports executive retention and alignment with shareholder value.

The 2024 LTIP PSU grants for the 2024 – 2026 performance period (“2024 LTIP PSU Awards”) consisted of awards based on achievement of Absolute TSR (60% of the award), adjusted FCF (25% of the award) and MF adjusted EBITDA (15% of the award).

2024 LTIP Performance Metrics and Weighting

The number of shares eligible to vest under the 2024 LTIP PSU Awards is based on the achievement of applicable performance targets relative to Absolute TSR, adjusted FCF and MF adjusted EBITDA targets during the performance period (January 1, 2024 to December 31, 2026). The grants, intended to compensate based on long-term value creation, have a three-year performance period to allow a reasonable timeframe for value creation, challenging targets with a substantial payout upside for superior performance, and a payout scale that defines meaningful performance hurdles. The PSUs for the NEOs can vest 50% of target at threshold performance to 275% of target at maximum performance, on a weighted-average basis. There is no payout below threshold performance.

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COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

Absolute TSR measures the appreciation in share price of the Company’s Common Stock, including dividends, and is annualized for the performance period. The ending share price for the Absolute TSR calculation will be based on the volume-weighted, average closing price of the Company’s Common Stock for the highest consecutive 30 trading days in the 60- trading-day-period beginning with and immediately following January 4, 2027. The starting price was based on the volume-weighted average of the highest consecutive 30 trading days in the subsequent 60-trading-day-period closing price of the Company stock for the highest 30 trading days immediately following January 2, 2024, resulting in starting price of $120.47 per share.

Performance to TSR Target	Annualized Absolute TSR Target	Ending Share Price	Incentive Payout

50%	5.0%	$139.46	50%

75%	7.5%	$149.66	75%

83%	8.3%	$153.03	83%

100%	10.0%	$160.35	100%

150%	15.0%	$183.22	200%

200%	20.0%	$208.17	300%

Adjusted FCF is defined as cumulative three-year cash flow from operations, minus (i) cash payments to purchase property, plant and equipment (Cap Ex), plus (ii) the return of investment from WAVE. The Adjusted FCF definition differs from that used for external reporting purposes due to the exclusion of proceeds from company-owned life insurance, which are classified as a component of Cash Flows from Investing Activities on our Consolidated Statements of Cash Flows within our Annual Report on Form 10-K.

Performance to FCF Target	Adjusted FCF $(M)	Incentive Payout

85%	$734	50%

100%	$863	100%

108%	$932	150%

115%	$993	200%

MF adjusted EBITDA is defined as cumulative three-year operating income plus depreciation, plus/minus environmental site expenses, plus/minus restructuring charges and related costs and certain acquisition-related charges, subject to certain exceptions which is consistent with the calculation of adjusted EBITDA that we report with our quarterly earnings. The Mineral Fiber definition is consistent with that used for the external reporting segment.

Performance to MF EBITDA Target	MF Adjusted EBITDA $(M)	Incentive Payout

85%	$1,009	50%

100%	$1,187	100%

108%	$1,282	200%

115%	$1,365	300%

2024 Target LTIP Opportunities

The Compensation Committee annually determines the LTIP target opportunity (expressed as a percent of base salary) based on each NEO’s role, responsibility, alignment with similar positions internally and the external Competitive Market, as well as a review of tally sheets and wealth accumulation analyses.

After a review of individual performance, Company performance and Competitive Market data during the Compensation Committee meeting held in February 2024, the Compensation Committee increased Mr. Grizzle’s target LTIP opportunity in 2024 from $5.0 million to $5.4 million. This modest LTIP target increase was the only compensation adjustment for Mr. Grizzle in 2024, was performance-based and was designed to (i) position his compensation to the Competitive Market seventy-fifth percentile in recognition of Company performance and his tenure as CEO and (ii) align with shareholder value creation.

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COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

The respective target percentages for annual LTIP grants to our NEOs in 2024 and the resulting target values are set forth in the table below.

Name	2024 LTIP Target as % of March 2024 Base Salary	2024 RSUs Value ($)(1)	2024 PSUs Value ($)(1)	2024 LTIP Annual Target Value ($)(1)

Victor D. Grizzle	540%	2,160,000	3,240,000	5,400,000

Mark A. Hershey	140%	279,880	419,820	699,700

Christopher P. Calzaretta(2)	130%	225,440	338,160	563,600

Austin K. So	120%	209,680	314,520	524,200

Jill A. Crager(3)	100%	128,400	192,600	321,000
(1)

Amounts represent the targeted value of the long-term incentive equity awards granted in February 2024, as calculated using the closing market price of our shares of Common Stock ($119.06) on the date of the grant (February 21, 2024).

(2)	Mr. Calzaretta’s target increased from 110% to 130% effective January 2024 to align to market median.
(3)	Ms. Crager’s target increased from 70% to 100% effective January 2024 to align to market median.

Payout of 2022-2024 Performance-Based Restricted Stock Units

The performance for PSUs awarded in 2022 for the 2022 to 2024 performance period was determined on April 8, 2025. The awards were based on the achievement of Absolute TSR (60% of the award), adjusted FCF (25% of the award) and MFV (15% of the award).

Based upon performance during the measurement period, the Absolute TSR achievement for the 2022 to 2024 period was 15.3%, with a calculated price of $156.38 compared to the starting price for the TSR PSUs of $101.99. This exceeded our 10% annualized TSR target, resulting in a 206% payout under this metric. The cumulative adjusted FCF was $768 million for the performance period, below our target of $860 million. The Compensation Committee approved a payout factor of 73% for this metric. The MFV was below threshold for the performance period, resulting in no payout under this metric. Based on the metrics and the certified Absolute TSR and adjusted FCF results, the PSUs payout was set at 142% of target.

Name	2022 PSU Shares Granted (#)	2022 PSU Payout Factor	2022 PSU Final Payout (#)

Victor D. Grizzle	45,015	142%	63,855

Mark A. Hershey	11,659	142%	16,540

Christopher P. Calzaretta(1)	3,866	125%	4,838

Austin K. So	5,672	142%	8,049

Jill A. Crager	2,364	142%	3,354
(1)

Mr. Calzaretta was in Tier II at the time of the grant in February 2024. On August 1, he transitioned to the CFO role, where he received an additional PSU grant aligned with the same metrics and weightings as the other NEOs. Tier II included the same metrics and targets, but with different weightings: aTSR (30%), FCF (55%), and MFV (15%).

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COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

2024 Total Direct Compensation

The table below summarizes TDC awarded to our NEOs during 2024. This table is not intended to be a substitute for the SCT or the Grants of Plan-Based Awards Table (‘‘GPBAT’’). Base salary reflects the total salary paid for 2024 reflective of the April 2024 salary increase for Messrs. Calzaretta, Hershey and So and Ms. Crager. AIP awards and LTIP awards for 2024 are reflected in the SCT and GPBAT. LTIP awards are shown at target and represent an incentive for future performance, not current cash compensation, and are “at risk” of forfeiture.

Name	2024 Salary Earnings $	2024 Final AIP $	2024 LTIP $(1)	2024 Other Long Term Grants $	TDC $

Victor D. Grizzle	1,000,000	1,738,000	5,400,000	—	8,138,000

Mark A. Hershey	520,417	575,590	699,700	—	1,795,707

Christopher P. Calzaretta	483,375	534,620	563,600	—	1,581,595

Austin K. So	449,902	426,510	524,200	—	1,400,612

Jill A. Crager	350,250	332,040	321,000	—	1,003,290
(1)	Amounts represent the aggregate value for the equity awards granted in 2024, as calculated using the closing market price of our shares of Common Stock on the date of the grant.

2025 Compensation Program Design

The Compensation Committee received the shareholder feedback from the 2024 Spring Engagement and the 2024 Fall Engagement and reviewed the design of our executive compensation program considering that feedback. For 2025, the Compensation Committee decided to maintain the 2024 metrics for our AIP (Revenue and adjusted EBITDA). For the LTIP, the Committee retained the same vehicle mix but updated PSU metrics as follows: Absolute TSR and adjusted FCF remained metrics, however, the Compensation Committee replaced MF adjusted EBITDA with MFV which we used as a metric in our PSU program from 2020-2022. The Committee reverted back to MFV as the Committee believed that a more stable economic environment a few years removed from COVID made it less difficult to forecast near term volume. In addition, the Compensation Committee reduced the weighted maximum payout opportunity for 2025 PSUs from 275% to 250% of target. Finally, the Committee modified the definition of retirement within the LTIP from 55 years of age and 5 years of service to 60 years of age and 5 years of service beginning with 2025 LTIP awards.

ADDITIONAL INFORMATION REGARDING OUR COMPENSATION PROGRAMS

Qualified and Non-Qualified Defined Benefit Pension Plans

Ms. Crager was the only NEO who participated in the Company’s qualified defined benefit pension plan, the U.S. Retirement Income Plan (“RIP”), which was closed to newly hired salaried employees after January 1, 2005. Pension benefits were frozen for all salaried employees on December 31, 2017.

A non-qualified defined benefit pension plan, the Retirement Benefit Equity Plan (“RBEP”), pays benefits that cannot be paid under the RIP due to statutory limits. This plan was also closed to newly hired salaried employees after January 1, 2005 and RBEP benefits were frozen on December 31, 2017. None of our NEOs participated in the Company’s RBEP.

Qualified Defined Contribution Savings Plan and Non-qualified Deferred Compensation Plan

The Company maintains a 401(k) plan. For salaried employees, we provide a 401(k) match of 100% on the first 4% of employee contributions and a 50% match on the next 4% of employee contributions for a maximum company match of 6%. All NEOs participated in this program in 2024.

The Company offers an unfunded, nonqualified deferred compensation plan, the Armstrong Nonqualified Deferred Compensation Plan (“NQDCP”), to restore Company contributions that would be lost due to Internal Revenue Code limits on compensation that can be taken into account under the Company’s tax-qualified 401(k) plan and to allow participants to voluntarily elect to defer base salary and AIP until a future date.

AWI 2025 Proxy Statement	51

COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

Participants in the NQDCP receive a Company match identical to the 401(k) Company match on compensation in excess of the Internal Revenue Code limits, up to a maximum contribution of 6% of eligible earnings. All NEOs participated in this program in 2024.

Severance Arrangements

Each NEO has a severance agreement with the Company. These agreements are designed to:

•	assure continuity of executive management during the evaluation and execution of any transaction that may result in loss of or material changes to employment;

•	reduce risk to the Company and provide shareholder alignment by keeping executives neutral to job loss when pursuing actions that may result in termination of employment;

•	ensure executive management can objectively evaluate any transaction and act in the best interests of shareholders during the design and execution of such a transaction; and

•	define transition support and terms in the event of not-for-cause termination to foster retention of key executives during times of uncertainty.

Payments upon Termination of Employment

Our severance arrangements provide for certain cash severance benefits if the executive’s employment is terminated by the Company without Cause or by the executive for Good Reason (as such terms are defined in the severance agreement). Under the severance agreements that apply in absence of a change in control, the severance benefit is equal to (i) 1.5 times (two times in the case of Mr. Grizzle) the executive’s then-current annual base salary plus target annual incentive under the AIP program, payable in a lump sum, and (ii) a pro-rated annual incentive bonus based on actual performance for the year of termination, payable at the time that bonuses are paid to employees of the Company generally.

Under each executive’s severance agreement, the executive is entitled to receive severance payments upon involuntary termination without Cause or termination for Good Reason within two years following a change in control (“CIC”), or within six months preceding a CIC if the termination is in connection with a potential CIC. In a CIC, the severance is equal to (i) two times (2.5 times in the case of Mr. Grizzle) the executive’s then-current annual base salary plus target annual incentive under the AIP program, payable in a lump sum, and (ii) a pro-rated annual incentive bonus based on actual performance for the year of termination, payable at the time that bonuses are paid to employees of the Company generally.

None of the severance agreements provide for tax gross-ups under Sections 280G and 4999 of the Internal Revenue Code. For more information regarding our NEO separation arrangements, please refer to the “Potential Payments upon Termination or Change in Control” section beginning on page 64.

Stock Ownership Guidelines

The Compensation Committee reviews our NEOs’ compliance with applicable stock ownership guidelines to foster long-term ownership of company stock and further align the NEOs’ interests with those of shareholders. Ownership requirements and progress toward their achievement are reviewed annually as part of the compensation planning process. A significant percentage of each NEO’s compensation is directly linked to our stock price performance via LTIP awards. The guidelines require retention of 50% of the net shares acquired upon any vesting or exercise of equity awards until the stock ownership guidelines are met.

The stock ownership guidelines for our NEOs are calculated as a multiple of the executive’s annual base salary as of a certain date, and the stock price as of a fixed date. The required ownership multiple is six times annual base salary for our CEO, three times annual base salary for Messrs. Calzaretta and Hershey and Ms. Crager and one and one-half times base salary for Mr. So.

For purposes of the stock ownership guidelines, we include direct ownership of shares and stock units held under employee plans. Stock Options and unearned PSUs are not included in determining whether an executive has achieved the ownership levels.

The stock ownership guidelines require achievement of the ownership multiple within five years from date of hire or promotion into the role for the NEOs.

52	AWI 2025 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

The Compensation Committee last reviewed the NEOs’ progress toward meeting the stock ownership requirements in December 2024. As of December 2024, Messrs. Grizzle, Hershey and So had met their ownership requirements. Mr. Calzaretta and Ms. Crager have five years from date of hire or promotion to achieve the ownership requirements.

Restrictive Covenants

Each NEO has a restrictive covenants agreement as part of their severance agreement. The agreements require the following:

•	For 12 months following a termination, the NEO shall not, directly for the NEO or any third party, become engaged in any business or activity which is directly in competition with any services or products sold by, or any business or activity engaged in by, the Company or any of its affiliates;

•	For 24 months following a termination, the NEO shall not solicit any person who was a customer of the Company or any of its affiliates during the period of the NEO’s employment, or solicit potential customers who are or were identified through leads developed during the course of employment with the Company, or otherwise divert or attempt to divert any existing business of the Company or any of its affiliates; and

•	For 24 months following a termination, the NEO shall not, directly for the NEO or any third party, solicit, induce, recruit or cause another person in the employment of the Company or any of its affiliates to terminate such employee’s employment for the purposes of joining, associating, or becoming employed with any business or activity which is in competition with any services or products sold, or any business or activity engaged in, by the Company or any of its affiliates.

Recoupment (Clawback) Policies

Mandatory Clawback Policy

Effective October 18, 2023, the Board of Directors implemented an Incentive Compensation Recoupment Policy (“Mandatory Clawback Policy”). The policy was adopted in compliance with the rules implemented by the SEC under the Dodd-Frank Wall Street Reform and Consumer Protection Act and corresponding NYSE listing standards.

If the Company is required to prepare an accounting restatement (including a “Big R” or a “little r” restatement) due to material noncompliance with any federal securities laws, any Erroneously Awarded Compensation Received by a Covered Executive during the applicable three-year lookback period must be forfeited or paid back to the Company reasonably promptly (as such terms are defined in the Mandatory Clawback Policy).

“Erroneously Awarded Compensation” is limited to certain Section 16 officer compensation, including our NEOs, that is granted, earned or vested based wholly or in part upon the attainment of a financial reporting measure, such as PSUs and annual incentive plan pay outs.

Compensation must be “Received” (as defined by the NYSE listing standards) on or after the effective date of the applicable NYSE listing standards to be subject to recovery, among other limitations. Compensation is deemed “Received” in the Company’s fiscal period during which the financial reporting measure specified in or otherwise relating to the applicable award is attained.

Amounts of Erroneously Awarded Compensation are recoverable to the extent they exceed the amount that otherwise would have been granted, vested or paid had such amount been determined based on the applicable restatement, computed on a pre-tax basis.

The Compensation Committee is generally required to pursue (and does not have discretion to waive) recovery in the event of an accounting restatement, except if it determines that recovery is impracticable, in accordance with narrow exceptions described in the Mandatory Clawback Policy and in accordance with the SEC clawback rule and corresponding NYSE listing standards. Accordingly, whether recovery is sought under the Mandatory Clawback Policy is not dependent on a Covered Executive’s commission of fraud or misconduct or consideration of any other mitigating circumstances, including the relative culpability, if any, of any Covered Executive in the events that gave rise to the triggering of an accounting restatement.

Other Recoupment Provisions

Under our 2022 ECIP, the Compensation Committee has the ability to exercise discretion and

AWI 2025 Proxy Statement	53

COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

take action to recoup settled or unsettled stock-based and cash awards from a plan participant in the following events:

•	an accounting restatement of the Company’s financial statements that is required due to material noncompliance with any financial reporting requirements under applicable securities laws and GAAP;

•	the participant is involved in (i) the commission of a felony or a crime involving moral turpitude; (ii) fraud, dishonesty, misrepresentation, theft or misappropriation of funds; (iii) a violation of our Code of Conduct or employment policies; or (iv) gross negligence or willful, deliberate or gross misconduct, in each case of (i) through (iv) that results in significant financial or reputational harm to the Company;

•	during the participant’s employment or the one-year period thereafter, the participant engages in business that is competitive with the Company or substantially injurious to the Company’s business interests;

•	during the participant’s employment or the two-year period thereafter, the participant solicits the Company’s customers or employees; or

•	the participant breaches any written noncompetition, confidentiality or non-solicitation covenant with the Company.

54	AWI 2025 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS
(CONTINUED)

All of our NEOs are subject to the above recoupment terms of the plan.
Prohibition on Speculative Activity and Derivative Trading
All members of our Board and senior management, including our NEOs and certain other employees, are required to clear any transaction involving Company securities with our General Counsel’s office prior to entering into such transaction.
Our Insider Trading Policy prohibits speculative activity and derivative transactions in Company securities, including:

•	Trading in puts, calls, short sales, or functionally equivalent transactions in Company securities, including any “hybrid” species of securities based on Company securities.

•	Engaging in any hedging transaction with respect to Company securities.

•	Holding Company securities in a margin account or pledging Company securities as collateral for a loan.
We may permit senior
management
to use stock trading plans that comply with Rule
10b5-1
of the Exchange Act. Entrance into such plans, and any modification or termination of any such existing plans, are subject to our pre-approval,
and the ability to enter into such plans remains subject to policy prohibitions on trading while in possession of material non-public
information.
Equity Award Grant Practices
At a meeting typically occurring in
mid-February,
the Compensation Committee annually addresses, among other things, equity awards under our LTIP, including equity awards to our NEOs. This meeting occurs shortly before the release of financial results for the prior fiscal year, allowing the Compensation Committee to review complete prior year financial results when evaluating Company performance. The grant date of such awards is intentionally set after the release of financial results for the prior fiscal year to allow the equity markets to absorb the prior year financial results and announcement of earnings guidance. The Compensation Committee may, in its discretion, also grant equity awards under our LTIP throughout the year, including in connection with the hiring of a new executive officer or the promotion of an employee to an executive officer position.
During 2024, the Compensation Committee granted PSUs and RSUs to the NEOs, all of which were granted under the 2022 ECIP and are set forth below in the 2024 Grants of Plan-Based Awards table on page 58. Generally, the number of RSUs and PSUs granted is determined by dividing the aggregate dollar amount intended to be awarded by the closing market price of our shares of Common Stock on the grant date. RSUs and PSUs are generally settled in shares of our Common Stock upon vesting. The Compensation Committee does not intend to time the granting of any awards under our incentive plans, including those made to newly hired or newly promoted executive officers, with the release of any material, non-public
information. Our executive compensation program does not currently include grants of stock options, stock appreciation rights or similar option-like instruments, and none were granted in 2024 or are currently outstanding.
Assessment and Management of Risk
We monitor the risks associated with our compensation program on an ongoing basis. In addition, we perform formal assessments on a periodic basis. At the conclusion of the most recent analysis (conducted in 2025) of our compensation programs and associated risks, the Compensation Committee assessed that our compensation programs are structured and operated with an appropriate balance of risk and reward and, by their design, do not encourage executives to take unnecessary, excessive, or inappropriate risks and do not create risks reasonably likely to have a material adverse effect on the Company. Accordingly, there were no material adjustments made to our compensation policies and practices. We will continue to monitor our compensation policies and practices to determine whether our risk management objectives are being met with respect to incentivizing the Company’s employees.
Tax Deductibility of Compensation
Section 162(m) of the Internal Revenue Code imposes a $1 million limit on the amount a public company may deduct for compensation paid to certain of the Company’s highest paid officers.
For 2024, the executive officers to whom the Section 162(m) deduction limit applies included the Company’s Chief Executive Officer and the Chief Financial Officer, the next three most highly compensated executive officers, and any persons who were such “covered employees” in 2017 or a later year.
The Compensation Committee considers both tax and accounting treatment in establishing our compensation program. The Compensation Committee retains discretion to authorize compensation arrangements that are not fully tax deductible as it deems appropriate.

AWI 2025 Proxy Statement	55

COMPENSATION COMMITTEE REPORT

The Management Development and Compensation Committee (Compensation Committee) of our Board has reviewed and discussed the CD&A required by Item 402(b) of Regulation S-K with our management. Based on this review and discussion, the Compensation Committee recommended to the Board that the CD&A be included in this proxy statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the year ended December 31, 2024.

Submitted by the following independent directors, who comprise the Compensation Committee

Wayne R. Shurts, Chair

William H. Osborne

Cherryl T. Thomas

This report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor incorporated by reference into any future SEC filing under the Securities Act of 1933 or the Exchange Act, except to the extent that the Company specifically incorporates it by reference therein.

56	AWI 2025 Proxy Statement

2024 SUMMARY COMPENSATION TABLE

The table below sets forth the total compensation for our NEOs during fiscal 2024, 2023 and 2022.

Name and Principal Position	Year	Salary ($)	Bonus(1) ($)	Stock Awards(2) ($)	Non-Equity Incentive Plan Compensation(3) ($)	Change in Pension Value & Nonqualified Deferred Compensation Earnings ($)	All Other Compensation(4) ($)	Total ($)
Victor D. Grizzle	2024	1,000,000	—	6,137,577	1,738,000	—	278,684	9,154,261
President & Chief Executive Officer	2023 2022	981,750 927,000	— —	11,019,636 4,433,797	1,436,310 658,170	— —	104,020 255,691	13,541,716 6,274,658
Mark A. Hershey Senior Vice President & Chief Operating Officer	2024 2023 2022	520,418 497,350 490,000	— — —	795,393 825,879 754,784	575,590 463,040 243,530	— — —	82,936 48,424 82,936	1,974,337 1,834,693 1,571,250
Christopher P. Calzaretta Senior Vice President & Chief Financial Officer	2024 2023 2022	483,375 431,375 344,314	— — —	640,747 562,964 471,446	534,620 344,240 117,000	— — —	45,224 14,625 45,224	1,703,966 1,353,204 977,984
Austin K. So Senior Vice President, GC, Head of Government Relations & Chief Sustainability Officer	2024 2023 2022	449,903 432,600 385,000	— — 175,000	595,964 606,837 933,682	426,510 316,450 150,350	— — —	46,007 192,795 46,007	1,518,384 1,548,682 1,690,039
Jill A. Crager Senior Vice President Sales & Digital Marketing	2024	350,250	—	364,955	332,040	—	38,709	1,085,954

(1)	Mr. So received a signing bonus upon hire in the amount of $175,000.
(2)

The amounts reflect the aggregate grant date fair value of stock units granted in the fiscal year, computed in accordance with the Financial Accounting Standards Board’s Accounting Standards Codification (“ASC”) Topic 718. Under ASC Topic 718, the grant date fair value is calculated using the closing price of the Company’s shares of Common Stock ($119.06) on the date of grant (February 21, 2024) for the FCF and MF adjusted EBITDA components. For the Absolute TSR component, the grant date fair value of $161.22 was computed based on a Monte Carlo valuation. The 2024 LTIP awards consist of PSUs and RSUs. The target and maximum payouts for the PSUs were as follows: target of $5,400,000 and maximum of $16,878,336 for Mr. Grizzle, target of $563,600 and maximum of $1,762,054 for Mr. Hershey, target of $524,200 and maximum of $1,638,901 for Mr. Calzaretta, target of $699,700 and maximum of $2,187,331 for Mr. So, and target of $321,000 and maximum of $1,003,627 for Ms. Crager (maximums were 275% of target). Messrs. Grizzle, Hershey, Calzaretta and So and Ms. Crager also received RSUs (Grizzle 18,143 shares, Hershey 2,351 shares, Calzaretta 1,894 shares, So 1,762 shares and Crager 1,079 shares).

(3)	The 2024 amounts disclosed are the awards under the 2024 AIP.
(4)

The amounts shown in the “All Other Compensation” column include: (i) cash dividends declared on shares underlying PSUs and RSUs to be paid when the restrictions on the underlying shares lapse, (ii) Company matching contribution to the Savings and Investment 401(k) Plan and to the NQDCP; (iii) premiums for long-term disability insurance; (iv) termination payments (severance); (v) relocation expenses; and (vi) personal benefits (“perquisites”) consisting of medical examinations and financial planning expense reimbursements to the extent the total perquisite value is $10,000 or greater per individual. For each person the total value of all such perquisites did not reach $10,000 in 2024.

The following table provides the detail for the amounts reported in All Other Compensation for 2024 for each NEO:

Name	Perquisites and Other Benefits ($)	Cash Dividends ($)	Company Match Savings Plan Contributions ($)	Executive Long- Term Disability ($)	Vacation Termination ($)	Relocation ($)	All Other Compensation ($)

Victor D. Grizzle	—	139,256	139,428	—	—	—	278,684

Mark A. Hershey	—	23,663	58,094	1,179	—	—	82,936

Christopher P. Calzaretta	—	3,929	41,295	—	—	—	45,224

Austin K. So	—	2,522	43,345	—	—	140	46,007

Jill A. Crager	—	3,723	34,986	—	—	—	38,709

AWI 2025 Proxy Statement	57

GRANTS OF PLAN-BASED AWARDS

The table below shows information on AIP awards and PSUs and RSUs granted to each NEO in 2024. There is no assurance that the grant date fair value of PSU or RSU awards will be realized by the executive.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Under- Lying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
Name/Award Type	Grant Date		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Victor D. Grizzle
Annual Cash Incentive	N/A		550,000	1,100,000	2,200,000
Performance Stock Units	2/21/2024	(2)				13,607	27,214	74,839				3,977,471
Restricted Stock Units	2/21/2024	(2)							18,143			2,160,106
Mark A. Hershey
Annual Cash Incentive	N/A		182,146	364,292	728,585
Performance Stock Units	2/21/2024	(2)				1,764	3,527	9,699				515,483
Restricted Stock Units	2/21/2024	(2)							2,351			279,910
Christopher P. Calzaretta
Annual Cash Incentive	N/A		169,181	338,363	676,725
Performance Stock Units	2/21/2024	(2)				1,421	2,841	7,813				415,247
Restricted Stock Units	2/21/2024	(2)							1,894			225,500
Austin K. So
Annual Cash Incentive	N/A		134,971	269,942	539,883
Performance Stock Units	2/21/2024	(2)				1,321	2,642	7,266				386,180
Restricted Stock Units	2/21/2024	(2)							1,762			209,784
Jill A. Crager
Annual Cash Incentive	N/A		105,075	210,150	420,300
Performance Stock Units	2/21/2024	(2)				809	1,618	4,450				236,489
Restricted Stock Units	2/21/2024	(2)							1,079			128,466

(1)	The amounts shown represent the 2024 AIP threshold, target, and maximum opportunity for each NEO. Actual payouts are included in the Non-Equity Incentive Plan Compensation column of the SCT.
(2)

In 2024, the Company’s LTIP program for NEOs included performance share units (PSU) and restricted share units (RSU). PSUs have a three-year performance period based on Absolute TSR, adjusted Cumulative FCF and MF adjusted EBITDA; participants earn up to 275% of target if the Company achieves the established performance goals. RSUs will vest in a single installment three years from the effective date of the grant. Any cash dividends declared on shares underlying PSUs and RSUs will be accrued in a non-interest-bearing account and paid when the restrictions on the underlying shares lapse.

58	AWI 2025 Proxy Statement

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The table below shows the number of unvested RSUs and PSUs held by each NEO on December 31, 2024. Market or payout values in the table below are based on the closing price of our shares of Common Stock on that date, $141.33.

		Stock Awards
Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plans Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plans Awards Market or Payout Value of Unearned Shares or Other Rights That Have Not Vested ($)
Victor D. Grizzle	2/23/2022				45,015	(3)	6,361,970
	3/1/2023	25,744	(1)	3,638,400	38,616	(5)	5,457,599
	4/28/2023	72,823	(1)	10,292,075
	2/21/2024	18,143	(1)	2,564,150	27,214	(6)	3,846,155
Mark A. Hershey	2/23/2022				11,659	(3)	1,647,766
	3/1/2023	3,532	(1)	499,178	5,298	(5)	748,766
	2/21/2024	2,351	(1)	332,267	3,527	(6)	498,471
Christopher P. Calzaretta	2/23/2022				1,632	(3)	230,651
	8/1/2022				2,234	(4)	315,731
	3/1/2023	2,408	(1)	340,323	3,611	(5)	510,343
	2/21/2024	1,894	(1)	267,679	2,841	(6)	401,519
Austin K. So	2/1/2022	1,269	(2)	179,348
	2/23/2022				5,672	(3)	801,624
	3/1/2023	2,595	(1)	366,751	3,893	(5)	550,198
	2/21/2024	1,762	(1)	249,023	2,642	(6)	373,394
Jill A. Crager	2/23/2022				2,364	(3)	334,104
	3/1/2023	1,082	(1)	152,919	1,622	(5)	229,237
	2/21/2024	1,079	(1)	152,495	1,618	(6)	228,672
(1)	Grant will vest in a single installment three years from the date of grant.

(2)	Grant will vest in three equal installments one, two and three years from the date of grant.

(3)

The number of shares of Common Stock represents the amount that would have vested if threshold was achieved for the 2022 PSU grant (based on Absolute TSR, Cumulative FCF and MFV goals). Messrs. Grizzle, Hershey, So and Ms. Crager can earn up to 275% of target. Mr. Calzaretta can earn up to 245% of target. The performance period for the 2022 PSU grant ended on December 31, 2024. The final payout determination was made in April 2025 by the Compensation Committee after a review of the Company’s performance and certification of achievement of the performance goals. The final 2022 PSU shares paid out and the value realized in April 2025 are set forth below. See “Payout of 2022-2024 Performance-Based Restricted Stock Units” on page 50.

(4)

The number of shares of Common Stock represents the amount that would have vested if threshold was achieved for the 2022 PSU grant (based on Absolute TSR, Cumulative FCF and MFV goals). Mr. Calzaretta can earn up to 275% of target. The performance period for the 2022 PSU grant ended on December 31, 2024. The final payout determination was made in April 2025 by the Compensation Committee after a review of the Company’s performance and certification of achievement of the performance goals. The final 2022 PSU shares paid out and the value realized in April 2025 are set forth below. See “Payout of 2022-2024 Performance-Based Restricted Stock Units” on page 50.

(5)

The number of shares of Common Stock represents the amount that vests if threshold is achieved for the 2023 PSU grant (based on Absolute TSR, Cumulative FCF and MF adjusted EBITDA goals). The awards will vest on December 31, 2025. Messrs. Grizzle, Hershey, Calzaretta, So, and Ms. Crager can earn up to 275% of target.

(6)

The number of shares of Common Stock represents the amount that vests if threshold is achieved for the 2024 PSU grant (based on Absolute TSR, Cumulative FCF and MF adjusted EBITDA goals). The awards will vest on December 31, 2026. Messrs. Grizzle, Hershey, Calzaretta, So, and Ms. Crager can earn up to 275% of target.

AWI 2025 Proxy Statement	59

OPTIONS EXERCISED AND STOCK VESTED

The following table shows the exercise of stock options by each NEO during 2024, as well as stock awards held by each NEO that became free of restrictions during 2024.

Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)

Victor D. Grizzle	—	—

Mark A. Hershey	—	—

Christopher P. Calzaretta	—	—

Austin K. So	1,268	129,653

Jill A. Crager	—	—

(1)	Represents the number of RSUs that vested in 2024. The value realized upon vesting is computed by multiplying the number of units by the value of the underlying shares on the vesting date.

The performance period for PSUs granted in 2022 ended on December 31, 2024. The final payout determination was made in April 2025 by the Compensation Committee after a review of the Company’s performance and certification of achievement of the performance goals. The final 2022 PSU shares paid out and the value realized in April 2025 are set forth below. See “Payout of 2022—2024 Performance-Based Restricted Stock Units” on page 50.

		Grizzle			Hershey			Calzaretta			So			Crager
2022 PSU Metric	Payout Factor	PSUs Granted	Final Payout (#)	Value on Vesting (a) ($)	PSUs Granted	Final Payout	Value on Vesting (a) ($)	PSUs Granted	Final Payout	Value on Vesting (a) ($)	PSUs Granted	Final Payout	Value on Vesting (a) ($)	PSUs Granted	Final Payout	Value on Vesting (a) ($)

Absolute TSR	206%	27,009	55,639	7,016,078	6,996	14,412	1,817,353	1,831	3,773	475,775	3,404	7,013	884,339	1,418	2,922	368,464

Cumulative FCF	73%	11,254	8,216	1,036,038	2,915	2,128	268,341	1,457	1,065	134,297	1,418	1,036	130,640	591	432	54,475

Cumulative MFV	0%	6,752	—	—	1,748	—	—	578	—	—	850	—	—	355	—	—

(a)	Value at $126.10, the closing price of our shares of Common Stock on April 8, 2025, the date of Compensation Committee final payout determination.

60	AWI 2025 Proxy Statement

PENSION BENEFITS

The table below shows the present value of accumulated benefits payable to each of the NEOs, including the number of years of service credited to each such NEO, under the RIP and the RBEP as of December 31, 2024. The amounts were determined using the same interest rate and mortality rate assumptions used in the Company’s Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2024. Information regarding the RIP and RBEP can be found in Note 18 to the Company’s Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2024.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Victor D. Grizzle	Not eligible
Mark A. Hershey	Not eligible
Christopher P. Calzaretta	Not eligible
Austin K. So	Not eligible
	Retirement Income Plan for Employees of Armstrong World Industries, Inc.	26.1	$162,221	0
Jill A Crager(1)
	Retirement Benefit Equity Plan of Armstrong World Industries, Inc.	Not Eligible
(1)

Pension benefits for Ms. Crager were frozen on February 28, 2006 because she did not have the requisite 60 points of age and service to continue accruing benefits under the RIP. Ms. Crager’s pension benefit will not change due to additional service or pay; however, the present value will go up or down depending on the discount rate and mortality assumptions.

The RBEP was established to pay any benefit which cannot be paid under the RIP due to Internal Revenue Code compensation or benefits limitations. All pension benefits are paid by the Company. The pension plans were closed to new salaried participants effective January 1, 2005 and pension benefits were frozen for all salaried employees on December 31, 2017. Benefits payable under the RIP and RBEP are based on a formula that yields an annual amount payable over the participant’s lifetime beginning at the age where the participant qualifies for an unreduced life annuity benefit.

In addition, Ms. Crager qualified for an additional annuity payment under the ESOP Pension Account (the “EPA”) to the extent such benefit can be paid under the qualified pension plan. The EPA was established in 2000 to restore a portion of the value lost by a broad group of employees who had purchased shares of Company stock and received Company contributions of additional shares which were intended to help fund the cost of their retiree health care coverage. The starting EPA balance was determined by multiplying the number of ESOP shares held by the participant by $47.75 which was the guaranteed value of the original ESOP convertible preferred shares. The EPA is credited with interest annually using the November 30-year Treasury bond rate. Interest is credited up to the date the participant commences regular pension benefits under the RIP. Participants in the RIP may retire as early as age 55 provided the participant is vested under the plan. Participants become vested after completing five years of continuous employment having worked at least 1,000 hours in each year. The normal retirement date is the first of the month nearest the participant’s 65th birthday. Except as noted below, there is a reduction for early retirement for salaried participants who retire between the ages of 55 and 65. An employee who retires from active employment can receive an unreduced pension benefit commencing on the date of retirement if the employee’s age (minimum age 55) and total service totals 90 points (the “Rule of 90”). The unreduced Rule of 90 benefit is limited to the employee’s pension amount accrued to February 28, 2006. Employees receive credit for post-March 1, 2006, age and service for Rule of 90 eligibility.

AWI 2025 Proxy Statement	61

PENSION BENEFITS (CONTINUED)

The normal form of benefit payment is a monthly annuity. Except for payments having a lump sum present value of $100,000 or less under the qualified plan, no involuntary lump sum payments are permitted. Various forms of annuity payments (including life, joint and survivor, period certain and level income options) are available under the pension plans. The annuity payments for these options are determined by actuarially adjusting the life annuity pension amount for the selected form of payment.

The formula for the regular life annuity pension benefit for salaried employees under the RIP is based on the following factors:

•	the participant’s Average Final Compensation (the “AFC”) which is the average of the three highest years of eligible compensation (base salary plus annual incentive) during the last ten years of employment ending with 2017;

•	the participant’s number of years of Total Service (credited years of employment with the Company) used to calculate the pension amount; and

•	the participant’s Adjusted Covered Compensation (the “ACC”), which is a percentage of the average Social Security tax base for the 35-year period ending with the year the participant will qualify for an unreduced Social Security pension benefit.

The unreduced annual life annuity pension is the sum of the following four calculations, each of which may not be less than zero:

1.	AFC x 0.009 x Total Service to a maximum of 35 years; plus

2.	(AFC – ACC) x 0.005 x Total Service to 35 years; plus

3.	(AFC – 2 x ACC) x 0.0015 x Total Service to 35 years; plus

4.	AFC x 0.012 x Total Service over 35 years.

To the extent the participant is eligible for an EPA pension benefit that can be paid from the RIP, all the allowable portion of the calculated EPA annuity will be added to the regular pension amount. EPA annuity amounts that cannot be paid from the qualified plan are forfeited.

Special provisions apply if the qualified pension plan is terminated within five years following an Extraordinary Event, as this term is defined in the RIP. Upon the occurrence of such an event, plan liabilities would first be satisfied, and then remaining plan assets would be applied to increase retirement income to employees. The amount of the increase is based on the assumption that the employee would have continued employment with Armstrong until retirement. Ms. Crager would be entitled to this benefit under these circumstances.

The assumptions used to calculate the actuarial present values shown in the table above are as follows:

•	Discount rated used to value benefit obligations equals 5.55%;

•	PRI2012 Projected from 2012 with MP2021;

•	EPA interest rate of 4.66%;

•	1994 GAR (RR2001-62) Mortality Table for EPA annuity conversion; and

•	Retirement at age 65 or Rule of 90 eligibility, as specified.

62	AWI 2025 Proxy Statement

NONQUALIFIED DEFERRED COMPENSATION

The table below shows the executive and company contributions, earnings and account balances for each NEO who participates in the NQDCP.

Name	Executive Contributions in 2024 ($)(1)	Registrant Contributions in 2024 ($)(2)	Aggregate Earnings in 2024 ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at 12/31/2024 ($)

Victor D. Grizzle	146,905	116,428	176,794	—	2,471,759

Mark A. Hershey	55,677	41,758	182,794	—	1,455,724

Christopher P. Calzaretta	24,668	20,558	2,683	—	47,909

Austin K. So	119,713	28,731	50,986	—	351,618

Jill A. Crager	21,818	16,364	4,722	—	89,828

(1)	The amount in this column is also reported as either Salary or Non-Equity Incentive Plan Compensation in the SCT.
(2)	The amount in this column is also reported in the All Other Compensation column of the SCT.

The table below reflects NQDCP amounts reported in the aggregate balance at last fiscal year end that were previously reported as compensation to the NEO in the SCT for previous years.

Name	Amount Previously Reported ($)

Victor D. Grizzle	1,585,649

Mark A. Hershey	708,173

Christopher P. Calzaretta	—

Austin K. So	133,440

Jill A. Crager	—

All salaried employees, including the NEOs, are eligible to participate in a 401(k) savings plan. We match 100% on the first 4% of employee contributions and 50% on the next 4% of employee contributions.

The NQDCP was established to provide benefits similar to the 401(k) plan as it applies to eligible employees whose eligible earnings (base salary plus annual incentive) exceed 12.5 times the Internal Revenue Code 402(g) elective deferral limit in effect for the plan year. A participant may elect to defer up to 25% of eligible base salary earnings and up to 25% of eligible annual incentive earnings. The Company matching contribution will be the same as that provided under the 401(k) savings plan with the Company match. Participants may transfer account balances between any of the applicable plans’ available investment options.

Under the NQDCP, participants become 100% vested in the Company match account after completing three years of continuous employment having worked at least 1,000 hours in each year.

Under the NQDCP, except in the case of an unforeseeable emergency or having reached age 70, no in-service distributions are permitted. Participants can elect to receive plan benefits as a single lump sum or in 120 monthly installments commencing after the date of the participant’s termination of employment. All elections must comply with the Internal Revenue Code requirements. If the total account value is less than $10,000, the entire account balance will be paid as a single sum at the time of termination. In the event of a participant’s death, any remaining payments shall be paid to the participant’s designated beneficiary or estate.

Under the NQDCP, the Company reserves the right to cause the participant to forfeit or require repayment of the Company match benefits where the participant is discharged for willful, deliberate, or gross misconduct or where the participant has engaged in conduct that is injurious to the Company.

AWI 2025 Proxy Statement	63

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The tables below summarize the estimated value of the potential payments and benefits under the Company’s plans and arrangements to which each NEO would be entitled upon termination of employment under the circumstances indicated. Except for the continuation of health and welfare benefits and outplacement support, amounts would be paid as a lump sum at termination. The amounts shown assume that such termination was effective December 31, 2024.

The “Change in Control” column assumes that there is no limitation on payments under the “best net” provision in each CIC agreement relating to tax under Section 4999 of the Internal Revenue Code. Amounts in the “Change in Control” column are “double trigger” payments and are therefore applicable only in the event both a CIC event and either an involuntary (without cause) termination or a termination for Good Reason under the CIC agreement occur. The PSUs are valued at target using the December 31, 2024 stock price for purposes of the tables below.

Victor D. Grizzle

	Reason for Termination

Program Element	Resignation	Involuntary for Cause	Involuntary without Cause	Termination for Good Reason	Change in Control

Cash Severance	—	—	$4,200,000	$4,200,000	$5,250,000

Health & Welfare Benefit Continuation	—	—	—	—	42,800

Outplacement Support	—	—	210,000	210,000	210,000

Pro-rated Bonus	—	—	1,100,000	1,100,000	1,100,000

Accelerated Long-Term Incentives

Performance Stock Units	—	—	—	—	15,665,724

Time-Based Restricted Stock Units	—	—	—	—	16,494,624

Total	—	—	$5,510,000	$5,510,000	$38,763,149

Mark A. Hershey

	Reason for Termination

Program Element	Resignation	Involuntary for Cause	Involuntary without Cause	Termination for Good Reason	Change in Control

Cash Severance	—	—	$1,344,590	$1,344,590	$1,792,786

Health & Welfare Benefit Continuation	—	—	—	—	66,300

Outplacement Support	—	—	89,600	89,600	89,600

Pro-rated Bonus	—	—	369,103	369,103	369,103

Accelerated Long-Term Incentives

Performance Stock Units	—	—	—	—	2,895,004

Time-Based Restricted Stock Units	—	—	—	—	831,444

Total	—	—	$1,803,293	$1,803,293	$6,044,237

64	AWI 2025 Proxy Statement

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL (CONTINUED)

Christopher P. Calzaretta

	Reason for Termination

Program Element	Resignation	Involuntary for Cause	Involuntary without Cause	Termination for Good Reason	Change in Control

Cash Severance	—	—	$1,275,000	$1,275,000	$1,700,001

Health & Welfare Benefit Continuation	—	—	—	—	58,900

Outplacement Support	—	—	85,000	85,000	85,000

Pro-rated Bonus	—	—	350,000	350,000	350,000

Accelerated Long-Term Incentives

Performance Stock Units	—	—	—	—	1,458,243

Time-Based Restricted Stock Units	—	—	—	—	608,002

Total	—	—	$1,710,001	$1,710,001	$4,260,145

Austin K. So

	Reason for Termination

Program Element	Resignation	Involuntary for Cause	Involuntary without Cause	Termination for Good Reason	Change in Control

Cash Severance	—	—	$1,090,248	$1,090,248	$1,453,664

Health & Welfare Benefit Continuation	—	—	—	—	59,800

Outplacement Support	—	—	72,700	72,700	72,700

Pro-rated Bonus	—	—	272,562	272,562	272,562

Accelerated Long-Term Incentives

Performance Stock Units	—	—	—	—	1,725,215

Time-Based Restricted Stock Units	—	—	—	—	795,123

Total	—	—	$1,435,510	$1,435,510	$4,379,064

Jill A. Crager

	Reason for Termination

Program Element	Resignation	Involuntary for Cause	Involuntary without Cause	Termination for Good Reason	Change in Control

Cash Severance	—	—	$864,000	$864,000	$1,152,000

Health & Welfare Benefit Continuation	—	—	—	—	47,800

Outplacement Support	—	—	57,600	57,600	57,600

Pro-rated Bonus	—	—	216,000	216,000	216,000

Accelerated Long-Term Incentives

Performance Stock Units	—	—	—	—	792,013

Time-Based Restricted Stock Units	—	—	—	—	305,414

Total	—	—	$1,137,600	$1,137,600	$2,570,827

AWI 2025 Proxy Statement	65

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL (CONTINUED)

Resignation or Involuntary Termination for Cause

No incremental benefits are provided to any of the NEOs in the event of a voluntary resignation or an involuntary termination for Cause. Cause is defined as (i) the willful and continued failure by the executive to substantially perform the executive’s duties after a written demand for substantial performance is delivered to the executive by the Board, (ii) the willful engaging by the executive in conduct, which is demonstrably and materially injurious to the Company, or (iii) the executive’s conviction of any felony.

Involuntary Termination Without Cause in the Absence of a Change in Control

In the event of a qualifying involuntary termination, all salaried employees are eligible for continuation of health care and life insurance benefits at active employee premium contributions for a period of six months unless the employee is eligible for and elects retiree health care coverage. In addition, senior executives, including the NEOs, are eligible for twelve months of executive outplacement support provided by an outside service provider.

Pursuant to the individual severance agreements, and upon the execution of a release of claims, Messrs. Grizzle, Calzaretta, Hershey and So are entitled to severance upon a termination by the Company without cause or Good Reason (as defined below) in an amount equal to one and one-half times (two times for Mr. Grizzle) their then current annual base salary plus target annual incentive under the Company’s AIP program, payable in a lump sum, and a pro-rated annual incentive bonus based on actual performance for the year of termination, payable at the time that bonuses are paid to employees of the Company

For purposes of the severance agreements, Good Reason is generally defined to mean: (i) a material diminution in authority, duties, or responsibilities or the assignment of duties or responsibilities that are materially inconsistent with those currently in effect; (ii) a 10% reduction of base salary, except for across-the-board salary reductions similarly affecting all senior executive officers of the Company; (iii) the relocation of principal place of employment to a location more than 50 miles from his or her current principal place of employment; (iv) a material breach by the Company of its obligations under the severance agreement; or (v) failure of the Company to obtain assumption and agreement by a successor of the Company to be bound by the severance agreement.

Information in the tables above assumes that any termination was effective December 31, 2024, and is based on the program parameters in effect as of December 31, 2024 as outlined above.

Qualifying Involuntary Termination Following a Change in Control

Under each executive’s severance agreement, the executive is entitled to receive severance payments upon involuntary termination without cause or termination for Good Reason within two years following a CIC, or within six months preceding a CIC if the termination is in connection with a potential CIC. Termination for Good Reason is defined in each executive’s individual CIC agreement and includes any one of the following events following a CIC:

(i)

the assignment to the executive of any duties inconsistent with the executive’s status as an executive officer of the Company or a substantial adverse alteration in the nature or status of the executive’s responsibilities, including diminution as a result of the Company no longer being a publicly traded corporation following the CIC;

(ii)	a reduction by the Company in the executive’s annual base salary;

(iii)	relocation of the executive’s principal place of employment to a location more than 50 miles from the principal place of employment immediately before the CIC;

(iv)	failure by the Company to pay to the executive any portion of the executive’s current compensation; or

(v)

failure by the Company to continue in effect any compensation or benefit plan in which the executive participates immediately prior to a CIC which is material to the executive’s total compensation unless an equitable arrangement has been made.

66	AWI 2025 Proxy Statement

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL (CONTINUED)

Change in Control Arrangements – Key Terms

We will not provide tax gross ups under Sections 280G and 4999 of the Internal Revenue Code to any of our officers. Set forth below are certain key terms of the CIC agreements:

Term of Agreement	Fixed one-year term that automatically renews for an additional year unless notice is given at least 90 days prior to the anniversary of intent not to renew; term automatically continues for two years if the CIC occurs during term

Severance Benefits	2.5 times base salary plus target AIP for Mr. Grizzle, two times base salary plus target AIP for Messrs. Calzaretta, Hershey, So, and Ms. Crager

Pro rata AIP	Prorated target AIP bonus for year of termination

Accelerated Equity Vesting	Double trigger accelerated vesting (requires a CIC and qualifying termination of employment) for stock options, RSUs, PSUs and other equity grants to vest if assumed by the acquirer; the Compensation Committee may cash out equity grants if not assumed by the acquirer

280G Taxation	Any amounts paid under the CIC agreement will be reduced to the maximum amount that can be paid without being excess parachute payments under Internal Revenue Code Section 280G and that are subject to the excise tax imposed under Internal Revenue Code Section 4999, but only if the after-tax benefit of the reduced amount is higher than the after-tax benefit of the unreduced amount

“Change in Control” generally means the occurrence of one of the following events:

(I)

any person is or becomes the beneficial owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such person any securities acquired directly from the Company or its affiliates) representing 35% or more of the combined voting power of the Company’s then outstanding securities, excluding any person who becomes such a beneficial owner in connection with a transaction described in clause (A) of paragraph (III) below; or

(II)

the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the date hereof, constitute the Company’s board of directors and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Company’s board of directors or nomination for election by the Company’s shareholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended; or

(III)

there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than (A) a merger or consolidation immediately following which the individuals who comprise the Company’s board of directors immediately prior thereto constitute at least a majority of the board of directors of the Company, the entity surviving such merger or consolidation or, if the Company or the entity surviving such merger is then a subsidiary, the ultimate parent thereof, or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the beneficial owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such person any securities acquired directly from the Company or its affiliates) representing 35% or more of the combined voting power of the Company’s then outstanding securities; or

AWI 2025 Proxy Statement	67

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL (CONTINUED)

(lV)

the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all the Company’s assets, other than a sale or disposition by the Company of all or substantially all the Company’s assets immediately following which the individuals who comprise the board of directors of the Company immediately prior thereto constitute at least a majority of the board of directors of the entity to which such assets are sold or disposed or any parent thereof.

68	AWI 2025 Proxy Statement

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

Securities authorized for issuance under equity compensation plans as of December 31, 2024.

	(a) Number of securities to be issued upon exercise of outstanding options, warrants, and rights	(b) Weighted-average exercise price of outstanding options, warrants, and rights	(c) Number of securities remaining available for future Issuance under equity compensation plans (excluding securities reflected in column (a))

Equity compensation plans approved by security holders	524,300(1)	$—(2)	2,963,792(3)

Equity compensation plans not approved by security holders	—(4)	Not Applicable	8,903(5)

Totals	524,300	$—(2)	2,972,695

(1)	Includes RSUs, PSUs and stock options to purchase our shares of Common Stock granted under the Company’s 2022 ECIP, 2016 LTIP and the 2008 and 2016 Directors Stock Unit Plans.
(2)	Represents the weighted-average exercise price of the outstanding stock options only; the outstanding RSUs and PSUs are not included in this calculation.
(3)

Reflects shares available pursuant to the issuance of stock options, RSUs, PSUs, or other stock-based awards under the 2022 ECIP and the 2016 Director Stock Unit Plans. The aggregate number of shares of Common Stock reserved for the grant or settlement of awards under the 2022 ECIP (Share Limit) is 3,619,268, subject to adjustment as provided therein. With respect to awards granted on or after June 16, 2022, the number of shares of Common Stock reserved for award and issuance under this plan is reduced on a one-for-one basis for each share of Common Stock subject to a stock option or stock appreciation right and is reduced by a fixed ratio of 1.6 shares of Common Stock for each share of Common Stock subject to a Restricted Stock Award or Restricted Stock Unit granted under the 2022 ECIP.

(4)

Represents the Restricted Stock Awards (“RSAs”) issued to the sellers of Arktura as of the acquisition date under the Arktura Equity Interest Purchase Agreement entered into as of November 19, 2020, and the Company’s 2020 Inducement RSAs to certain employees of Arktura following acquisition under a Registration Statement on Form S-8. We reissued treasury shares to grant all the RSAs associated with the Arktura acquisition.

(5)

Reflects shares available pursuant to the issuance of RSAs under the 2020 Inducement Award Plan under a Registration Statement on Form S-8. The 2020 Inducement Award Plan authorizes us to issue stock options, stock appreciation rights, restricted stock awards and stock units to key employees and expires on December 14, 2030, after which time no further awards may be made. The 2020 Inducement Award Plan authorizes us to issue up to 19,000 shares of Common Stock. As of December 31, 2024, 8,903 shares were available for future grants under the 2020 Inducement Award Plan.

AWI 2025 Proxy Statement	69

CEO PAY RATIO

We offer a wide range of benefits to our employee population, and we are committed to paying our employees competitively and equitably based on their role.

As of December 31, 2024 as required by SEC rules, we selected a new median employee due to changes in our organization structure as a result of new acquisitions that we reasonably believed would result in a change in the pay ratio disclosure. We determined our median compensated employee by examining the total gross taxable earnings for fiscal 2024 gathered from payroll data. Exclusions from the analyzed population included 53 non-U.S. employees in Argentina, Latin America and Mexico. The total numbers of U.S. employees, Canadian employees, and other non-U.S. employees were 3,672, 155, and 53, respectively, before taking into account such exclusions and for purposes of calculating such exclusions. We annualized the total taxable compensation paid to those employees who commenced work with us during

2024 and therefore did not work for us in the entire calendar year. Using this annual taxable compensation data, we identified the employee whose total taxable compensation was the median.

Disclosed below is the 2024 annual total compensation of our CEO, Victor D. Grizzle, the 2024 annual total compensation of our median employee, and the ratio of these amounts. We calculated the annual total compensation for both Mr. Grizzle and our median employee using the same methodology that is used for the Summary Compensation Table.

•	Mr. Grizzle’s annual total compensation — $9,154,261

•	Our median employee’s annual total compensation — $89,151

•	Ratio of Mr. Grizzle’s annual total compensation to our median employee’s annual total compensation — 103:1

70	AWI 2025 Proxy Statement

PAY VERSUS PERFORMANCE

Pay Versus Performance
The following table shows the total compensation for our CEO for the past three fiscal years as set forth in the Summary Compensation Table, the “compensation actually paid” to our CEO and, on an average basis our other NEOs (in each case, as determined under SEC rules), our TSR, the TSR of our peer group over the same period, our net income (loss), and the financial performance measure that we have selected for compensatory purposes, adjusted EBITDA. See “Compensation Discussion and Analysis” for information regarding the Company’s pay-for-performance
philosophy and how the Company aligns executive compensation with the Company’s performance.

					Value of $100 Investment Based on

Year	Summary Compensation Table Total for CEO (1)	Compensation Actually Paid CEO (2)	Average Summary Compensation Table Total for other NEOs (3)	Average Compensation Actually Paid for Other NEOs (4)	TSR (5)	Peer Group TSR (6)	Net Income (loss) $ in millions (7)	Company Selected Measure: Adjusted EBITDA $ in millions (8)

2024	9,154,261	30,772,840	1,570,660	3,341,132	158.27	174.59	264.9	486
2023	13,541,716	19,471,327	1,445,754	1,829,459	109.42	164.38	223.8	430

2022	6,274,658	(9,191,709)	1,519,954	342,164	75.18	113.91	202.9	385
2021	6,830,772	19,752,199	1,497,830	2,878,943	126.07	169.02	183.2	372

2020	5,073,042	(7,730,792)	1,207,543	(387,858)	80.05	121.54	(99.1)	330
(1)	Mr. Grizzle was the CEO for each of 2020, 2021, 2022, 2023 and 2024.
(2)
SEC rules require certain adjustments be made to the Summary Compensation Table totals to determine “compensation actually paid” as reported in the Pay versus Performance Table. “Compensation actually paid” does not necessarily represent cash and/or equity value transferred to our CEO without restriction, but rather is a value calculated under applicable SEC rules. In general, “compensation actually paid” is calculated as Summary Compensation Table total compensation adjusted to include the fair market value of equity awards as of December 31 of the applicable year or, if earlier, the vesting date (rather than the grant date) and certain adjustments in the values of pensions. Compensation actually paid generally fluctuates due to stock price achievement and varying levels of projected and actual achievement of performance goals (as reflected in the significant decrease to 2020 and 2022 compensation actually paid). For information regarding the decisions made by our MDCC in regard to the CEOs compensation for each fiscal year, please see the “Compensation Discussion and Analysis” sections in this proxy statement and in the proxy statement for our annual meeting of shareholders for 2022, 2023, and 2024.

Year	2024	2023	2022	2021	2020
CEO
SCT Total Compensation	9,154,261	13,541,716	6,274,658	6,830,772	5,073,042
Less: Stock Award Values Reported in SCT for the Covered Year ($)	(6,137,577)	(11,019,636)	(4,433,797)	(4,442,344)	(3,539,454)
Plus: Fair Value at Year-End for Stock Awards Granted in the Covered Year that Remain Outstanding ($)	8,220,468	15,171,133	1,376,041	7,261,925	1,030,646
Change in Fair Value during the Year of Outstanding Unvested Stock Awards Granted in Prior Years ($)	16,092,447	1,778,114	(8,646,831)	6,754,468	(8,114,358)
Change in Fair Value of Stock Awards Granted in Prior Years that Vested in the Covered Years ($)	3,443,241	—	(3,761,780)	3,347,378	(2,180,668)
Less: Fair Value of Stock Awards Forfeited during the Covered Year ($)	—	—	—	—	—
Compensation Actually Paid ($)	30,772,840	19,471,327	(9,191,709)	19,752,199	(7,730,792)

AWI 2025 Proxy Statement	71

PAY VERSUS PERFORMANCE
(CONTINUED)

(3)	The following non-CEO named executive officers are included in the average figures shown
a.	2024: Christopher Calzaretta, Mark Hershey, Austin So and Jill Crager
b.	2023: Christopher Calzaretta, Mark Hershey, Austin So and Monica Maheshwari
c.	2022: Christopher Calzaretta, Mark Hershey, Austin So and Ellen Romano
d.	2021: Brian MacNeal, Charles Chiappone, Mark Hershey, and Ellen Romano
e.	2020: Brian MacNeal, Charles Chiappone, Mark Hershey, and Ellen Romano

(4)
Average “compensation actually paid” for our
non-CEO
NEOs in each of 2024, 2023, 2022, 2021 and 2020 reflects the adjustments to the Summary Compensation Table totals required by the SEC rules. For information regarding the decisions made by our MDCC in regard to the non-CEO
NEOs compensation for each fiscal year, please see the “Compensation Discussion and Analysis” in this proxy statement and in the proxy statement for our annual meeting of shareholders for 2022, 2023 and 2024.

Year	2024	2023	2022	2021	2020
Non-CEO NEOs
SCT Total Compensation	1,570,660	1,445,754	1,519,954	1,497,830	1,207,543
Less: Stock Award Values Reported in SCT for the Covered Year ($)	(599,265)	(638,773)	(884,408)	(631,405)	(489,702)
Plus: Fair Value at Year-End for Stock Awards Granted in the Covered Year that Remain Outstanding ($)	802,527	847,663	396,089	966,107	142,599
Change in Fair Value during the Year of Outstanding Unvested Stock Awards Granted in Prior Years ($)	1,379,746	170,743	(601,087)	706,872	(807,863)
Change in Fair Value of Stock Awards Granted in Prior Years that Vested in the Covered Years ($)	187,464	4,072	(88,384)	339,539	(312,079)
Less: Fair Value of Stock Awards Forfeited during the Covered Year ($)		—	—	—	—
Less: Aggregate Change in Actuarial Present Value of Accumulated Benefit Under Pension Plans ($)					(128,357)
Plus: Aggregate Service Cost and Prior Service Cost for Pension Plans ($)
Compensation Actually Paid ($)	3,341,132	1,829,459	342,164	2,878,943	(387,858)
(5)
For the relevant fiscal year, represents the cumulative total shareholder return (TSR) of the Company for the measurement periods ending on December 31 of each of 2024, 2023, 2022, 2021 and 2020, respectively, assuming $100 invested in our shares of Common Stock on December 31, 2019, and reinvestment of all dividends.

(6)
For the relevant fiscal year, represents the cumulative TSR of our financial peer group (“Peer Group TSR”) for the measurement periods ending on December 31 of each of 2024, 2023, 2022, 2021 and 2020, respectively, assuming $100 invested in shares of common stock of our Peer Group on December 31, 2019, and reinvestment of all dividends. The financial peer group is composed of the following companies: Allegion PLC, A.O. Smith Corporation, Apogee Enterprises, Inc., Acuity Brands, Inc., Masonite International Corp., Fortune Brands Home & Security, Inc., James Hardie Industries, Lennox International Inc., Masco Corporation, Mohawk Industries, Inc., Owens Corning, Sherwin-Williams Company, Simpson Manufacturing Co., Inc. and Interface, Inc.

(7)
Reflects “Net Income (Loss)” as reported in the Company’s Consolidated Income Statements included in the Company’s Annual Reports on Form
10-K
for each of the years ended December 31, 2024, 2023, 2022, 2021 and 2020.

(8)
Company-selected Measure is adjusted EBITDA, which is operating income plus depreciation, amortization plus/minus non-cash
pension impact and plus/minus earnout/deferred purchase price accruals and certain acquisition-related charges, subject to certain exceptions and described more fully in “Compensation Discussion and Analysis” in this proxy statement.

Relationship between Pay and Performance
. Below are graphs showing the relationship of “compensation actually paid” of our CEO and other NEO’s in 2020, 2021, 2022, 2023 and 2024 to (1) AWI TSR and Peer Group TSR, (2) our net income (loss) and (3) our adjusted EBITDA.

72	AWI 2025 Proxy Statement

PAY VERSUS PERFORMANCE
(CONTINUED)

“Compensation actually paid” (“CAP”), as required under SEC rules, reflects adjusted values to unvested and vested equity awards during the years shown in the table based on year-end
stock prices, various accounting valuation assumptions, and projected performance modifiers but does not reflect actual amounts paid out for those awards. CAP generally fluctuates due to stock price achievement and varying levels of projected and actual achievement of performance goals (as reflected in the significant decrease to 2020 and 2022 CAP). For a discussion of how our Compensation Committee assessed Company performance and our named executive officers’ pay each year, see “Compensation Discussion and Analysis” in this proxy statement and in the proxy statement for our annual meeting of shareholders for 2021, 2022, 2023 and 2024.

AWI TSR vs Peer Group TSR
$200
$150
$100
$50
$-
$80
$122
$126
$169
$75
$114
$109
$164
$158
$175
2020
2021
2022
2023
2024
AWI TSR
Financial Peer TSR

Compensation Actually Paid v. Net Income
35,000,000
30,000,000
25,000,000
20,000,000
15,000,000
10,000,000
5,000,000
-
(5,000,000)
(10,000,000)
300
250
200
150
100
50
0
-50
-100
2020
2021
2022
2023
2024
CEO Comp Actually Paid
NEO Avg Comp Actually Paid
Net Income ($M)

Compensation Actually Paid v. Company TSR
35,000,000
30,000,000
25,000,000
20,000,000
15,000,000
10,000,000
5,000,000
-
(5,000,000)
(10,000,000)
$180
$160
$140
$120
$100
$80
$60
$40
$20
$-
2020
2021
2022
2023
2024
CEO Comp Actually Paid
NEO Avg Comp Actually Paid
AWI TSR

Compensation Actually Paid v. EBITDA
35,000,000
30,000,000
25,000,000
20,000,000
15,000,000
10,000,000
5,000,000
-
(5,000,000)
(10,000,000)
600
500
400
300
200
100
0
2020
2021
2022
2023
2024
CEO Comp Actually Paid
NEO Avg Comp Actually Paid
Company Selected Measure EBITDA ($M)

Most Important Financial Performance Measures
. Listed below are the financial performance measures which in our assessment represent the most important financial performance measures we used to link compensation actually paid to our named executive officers, for 2024, to company performance.
a.	Adjusted EBITDA
b.	Absolute Total Shareholder Return
c.	Adjusted Free Cash Flow
d.	Revenue
e.	Mineral Fiber Adjusted EBITDA*

*	Financial performance metric previously used in our PSU plan for 2023 and 2024; has been replaced in 2025 with Mineral Fiber Volume, as further described on page 36.

AWI 2025 Proxy Statement	73

ADDITIONAL MEETING INFORMATION

Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

This year we have again utilized the SEC rule allowing companies to furnish proxy materials to their shareholders over the Internet. We believe that this approach enables us to provide the materials to shareholders more quickly, while also reducing the impact of our annual meeting on the environment and the costs associated with printing and mailing.

How can I receive printed shareholder and proxy materials?

Please follow the instructions for “How to Access the Proxy Materials” on the one-page notice described above.

Who is soliciting my proxy?

The Board is soliciting your proxy in order to provide you with an opportunity to vote on all matters scheduled to come before the meeting, whether or not you attend the meeting via the Internet.

Who is entitled to vote?

Each holder of record of our shares of Common Stock, at the close of business on the record date, April 17, 2025 (“Record Date”), is entitled to one vote for each share of Common Stock owned on each matter to be voted on. As of the Record Date, 43,440,271 shares of Common Stock were issued and outstanding and entitled to vote at the Annual Meeting.

What must I do to attend the meeting via the Internet?

You may attend and participate in the Annual Meeting via the Internet at www.virtualshareholdermeeting.com/AWI2025 where you will be able to vote and submit questions during the meeting. Shareholders who use the control number that was furnished to them (either with the notice sent to them regarding the availability of these proxy materials or with their copy of these proxy materials) to log on to the meeting will be able to vote and submit questions during the meeting.

Why can’t I attend the meeting in person?

Our Board has opted, as with the 2024 Annual Meeting, to hold a virtual-only annual meeting that affords shareholders the same rights and opportunities to participate in the virtual meeting as they would have at an in-person meeting. Hosting a virtual annual meeting provides easy access for our shareholders and facilitates participation since shareholders can participate from any location around the world at no cost to them.

How can I revoke my proxy?

Proxies are voted at the Annual Meeting. You may revoke your proxy at any time before it is voted, and your last vote is the vote that will be counted. If you are a shareholder of record on the Record Date and you returned a paper proxy card, you can write to the Corporate Secretary at our corporate offices, 2500 Columbia Avenue, Lancaster, Pennsylvania 17603, stating that you wish to revoke your proxy and that you need another proxy card. If you submitted your proxy by the Internet or by telephone, you can vote again over the Internet or by telephone. If you hold your shares of Common Stock through a broker, bank or other nominee, you can revoke your proxy by contacting the broker, bank or other nominee and following its procedure for revocation. If you are a shareholder of record on the Record Date and you attend the Annual Meeting in person via the Internet, you may revoke your proxy by voting electronically during the meeting. Your attendance via the Internet alone at the Annual Meeting will not of itself constitute a revocation of your proxy.

How many votes can be cast by all shareholders?

43,440,271 votes, consisting of one vote for each outstanding share of Common Stock outstanding on the Record Date.

What is the quorum requirement for the Annual Meeting?

A quorum of the holders of the outstanding shares of Common Stock must be present for the Annual Meeting to be held. A “quorum” is the presence at the Annual Meeting, virtually or represented by proxy, of shareholders entitled to cast at least a majority of the votes which all shareholders are entitled to cast on a matter to be acted on at the

74	AWI 2025 Proxy Statement

ADDITIONAL MEETING INFORMATION (CONTINUED)

Annual Meeting. Abstentions and broker “non-votes” are counted as present and entitled to vote for purposes of determining a quorum. A broker “non-vote” occurs when a broker does not vote on a particular proposal because the broker does not have discretionary voting power with respect to the proposal and has not received voting instructions from the beneficial owner.

Under the rules of the NYSE, a broker will generally have discretionary voting power on “routine” matters but cannot vote on “non-routine” matters. The election of directors and the advisory approval of executive compensation are non-routine matters. The ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2025 is a routine matter.

What if a quorum is not present at the Annual Meeting?

If the Annual Meeting cannot be organized because a quorum is not present, the shareholders present at the Annual Meeting will have the power, except as otherwise provided by statute, to adjourn the Annual Meeting to such time and place as they may determine. Those shareholders who attend the second of such adjourned meetings, even if less than a quorum, shall nevertheless constitute a quorum for the purpose of electing directors.

What vote is required to elect directors at the Annual Meeting?

At the Annual Meeting, in connection with the election of directors, you will be entitled to cast one vote for each share held by you for each nominee. Votes may be cast “for” or “withheld” with respect to each nominee. Directors will be elected by a plurality of the votes cast at the Annual Meeting. A plurality means that the nominees with the largest number of votes cast “for” their election, up to the seven (7) directors to be chosen at the Annual Meeting, will be elected. Votes that are “withheld” will be excluded entirely from the vote and will have no effect, other than for purposes of determining the presence of a quorum. However, the Board has adopted a Policy on Majority Voting, pursuant to which, in an uncontested election, any nominee for director who receives a greater number of votes “withheld” from his or her election than votes “for” such election will within 10 business days following certification of the shareholder vote, tender his or her resignation to the Board. See “CORPORATE GOVERNANCE — Policy on Majority Voting in the Election of Directors.”

What vote is required to approve the other items at the Annual Meeting?

The ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2025 requires the affirmative vote of a majority of the votes present and entitled to vote at the meeting to be approved. The advisory approval of executive compensation requires the affirmative vote of a majority of the votes present and entitled to vote at the meeting to be approved. Any other matters that may be acted upon at the Annual Meeting will be determined by the affirmative vote of the holders of a majority of our shares of Common Stock represented via the Internet or by proxy at the Annual Meeting and entitled to vote on the matter.

How are votes, abstentions and broker non-votes counted?

Broker non-votes will be included in determining whether a quorum is present but will have no effect on the outcome of the matters to be voted upon at the Annual Meeting, including in connection with the election of directors. Abstentions are not considered a vote cast under Pennsylvania law. Under our Bylaws, however, other than in connection with the election of directors, abstentions will have the effect of a negative vote with respect to matters to be voted upon at the Annual Meeting.

Who will count the votes and how much does it cost the Company?

We have engaged Broadridge Investor Communications Solutions, Inc. to tabulate the proxy votes and any votes cast at the meeting for a fee of approximately $85,000 plus reasonable expenses.

What does it mean if I receive more than one proxy card or voting instructions?

It means that you have multiple accounts in which you own our shares of Common Stock. Please vote all proxy cards/voting instructions from the Company to ensure that all your shares of Common Stock are voted. However, you may want to contact your broker, bank, other similar organization acting as nominee or the Company’s transfer agent to consolidate as many accounts as possible under a single name and address. Our transfer agent is Equiniti Trust Company, LLC. All communications concerning shares of Common Stock you hold in

AWI 2025 Proxy Statement	75

ADDITIONAL MEETING INFORMATION (CONTINUED)

your name, including address changes, name changes, requests to transfer and similar issues, can be handled by contacting Equiniti at:

Equiniti Trust Company, LLC

55 Challenger Road, Floor 2

Ridgefield Park, NJ 07660

E-mail: HelpAST@equiniti.com

Telephone: 1-800-937-5449

What should we do if multiple shareholders reside in our household, and we wish to change the copies of proxy materials that we receive?

Some banks, brokers, broker-dealers and other similar organizations acting as nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that, unless we have received contrary instructions from such bank, broker, broker-dealer or similar organization, only one copy of this proxy statement and the annual report may have been sent to multiple shareholders in your household. If you would prefer to receive separate copies of a proxy statement or annual report for other shareholders in your household, either now or in the future, please contact your bank, broker, broker-dealer or other similar organization serving as your nominee. Upon written or oral request to the attention of Investor Relations, 2500 Columbia Avenue, Lancaster, Pennsylvania 17603, or via telephone to the Investor Relations department at 717-396-6354, we will promptly provide separate copies of the annual report and/or this proxy statement. Shareholders sharing an address who are receiving multiple copies of this proxy statement or annual report and who wish to receive a single copy of such materials in the future will need to contact their bank, broker, broker-dealer or other similar organization serving as their nominee to request that only a single copy of each document be mailed to all shareholders at the shared address in the future.

Who may solicit proxies on the Company’s behalf?

Our directors, officers and employees may solicit proxies from our shareholders. These persons will not receive any additional compensation for these services. We will request that the Notice of Annual Meeting, this proxy statement, the proxy card, and related materials (if any), be forwarded to beneficial owners by banks, brokers, broker-dealers or other similar organizations serving as nominees. We will bear the costs of preparing, assembling and mailing the proxy materials and expect to reimburse such beneficial owners for all such solicitations in handling those materials.

OTHER BUSINESS

The Board knows of no matters other than the foregoing to come before the meeting. However, if any other matters properly come before the meeting, the persons named in the enclosed proxy will vote in their discretion with respect to such other matters.

76	AWI 2025 Proxy Statement

SUBMISSION OF SHAREHOLDER PROPOSALS

In order to submit shareholder proposals for the 2026 annual meeting of shareholders for inclusion in the Company’s 2025 proxy statement pursuant to SEC Rule 14a-8, materials must be received by the Corporate Secretary at the Company’s corporate offices in Lancaster, Pennsylvania, no later than December 29, 2025.

The proposals must comply with all of the requirements of SEC Rule 14a-8. Proposals should be addressed to: Corporate Secretary, 2500 Columbia Avenue, Lancaster, Pennsylvania 17603. As the rules of the SEC make clear, simply submitting a proposal does not guarantee its inclusion.

The Bylaws also establish an advance notice procedure with regard to director nominations and shareholder proposals that are not submitted for inclusion in the proxy statement, but that a shareholder instead wishes to present directly at an annual meeting. All director nominations and shareholder proposals must comply with the requirements of our Bylaws, a copy of which may be obtained at no cost from the Corporate Secretary. To be properly brought before the 2026 annual meeting of shareholders, a notice of the nomination or the matter the shareholder wishes to present at the meeting must be delivered to the Corporate Secretary at the Company’s corporate offices in Lancaster (see above), not later than 90 days nor earlier than 120 days prior to the first anniversary of the date of this Annual Meeting. As a result, any notice given by or on behalf of a shareholder pursuant to these provisions of the Bylaws (and not pursuant to SEC Rule 14a-8) must be received no earlier than February 12, 2026 and no later than March 14, 2026. Further, shareholders who intend to nominate an individual for election to the Board and solicit proxies in support of such nominee at the 2025 annual meeting of shareholders must also provide the notice and additional information required by SEC Rule 14a-19 to our Corporate Secretary not later than April 13, 2026. The supplemental notice and information required by Rule 14a-19 are in addition to the advance notice requirements under the Company’s Bylaws, described above, and do not extend any such deadline set forth under the Bylaws.

In either case, if the date of our 2026 annual meeting of shareholders is more than 30 calendar days before or after the first anniversary of this Annual Meeting, your proposal must be received by the Corporate Secretary by close of business on the fifteenth day following the day we publicly announce the date of the 2026 annual meeting of shareholders.

Any shareholder proposals not received by such applicable dates will be considered untimely and, if presented at the 2026 annual meeting of shareholders, the proxy holders will be able to exercise discretionary authority to vote on any such proposal to the extent authorized by Exchange Act Rule 14a-4(c).

ANNUAL REPORT ON FORM 10-K

Our Annual Report to Shareholders, including financial statements, is being furnished simultaneously with this proxy statement to all shareholders of record as of the Record Date. A copy of our Annual Report and Form 10-K for the year ended December 31, 2024, including financial statements, but excluding the financial statement schedules and most exhibits, will be provided without charge to shareholders upon written request to: Armstrong World Industries, Inc.,

Investor Relations, 2500 Columbia Avenue, Lancaster, PA 17603. Our Annual Report is also available at www.proxyvote.com, or www.armstrongceilings.com – Investors – Financials – Annual Reports & Proxy Statements. The Form 10-K will include a list of exhibits to the Form 10-K. Copies of exhibits will be furnished to shareholders upon written request and upon our receipt of payment of reproduction and mailing expenses.

AWI 2025 Proxy Statement	77

INCORPORATION BY REFERENCE

To the extent that this proxy statement has been or will be specifically incorporated by reference into any other filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, the sections of this proxy statement entitled “Report of the Audit Committee” (to the extent permitted by the rules of the SEC) and “Compensation Committee Report” shall not be deemed to be so incorporated, unless specifically provided otherwise in such filing.

SHAREHOLDER LIST

A list of shareholders entitled to vote at the Annual Meeting will be available for examination by shareholders at the Annual Meeting through the website portal for shareholders (see Additional Meeting Information section above).

78	AWI 2025 Proxy Statement

ANNEX A to Armstrong World Industries, Inc. 2025 Proxy Statement

To supplement its consolidated financial statements presented in accordance with accounting principles generally accepted in the United States (“GAAP”), the Company provides additional measures of performance adjusted to exclude the impact of certain discrete expenses and income including adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (“Adjusted EBITDA”) and adjusted free cash flow. The Company uses these adjusted performance measures in managing the business, including communications with its Board of Directors and employees, and believes that they provide users of this financial information with meaningful comparisons of operating performance between current results and results in prior periods. The Company believes that these non-GAAP financial measures are appropriate to enhance understanding of its past performance, as well as prospects for its future performance. These non-GAAP financial measures should not be considered in isolation or as a substitute for the most comparable GAAP measures and may not be defined and calculated the same as similar measures used by other companies. Dollars are in millions unless otherwise indicated. In the following charts, numbers may not sum due to rounding.

Adjusted EBITDA
	2024	2023	2022	2021	2020
Net earnings	$265	$224	$203	$183	$(99)
Less: Net earnings (loss) from discontinued operations	—	—	3	(2)	(15)

Earnings (loss) from continuing operations	$265	$224	$200	$185	$(84)
Add: Income tax expense (benefit)	82	75	58	57	(43)

Earnings (loss) from continuing operations before income taxes	$347	$298	$258	$243	$(127)
Add: Interest/other income and expense, net	27	25	21	17	382

Operating income	$374	$324	$279	$260	$255

Add: RIP expense(1)	2	3	4	5	6
Add: Acquisition-related impacts(2)	4	11	19	10	3
Add: Cost reduction initiatives and other	—	3	—	—	—
Add: Loss (gain) on sales of fixed assets, net(3)	1	—	—	—	(21)
Add: Environmental expenses (recoveries)	2	—	—	—	(6)

Add: Charitable contribution - AWI Foundation(4)	—	—	—	—	10

Adjusted operating income	$383	$340	$301	$275	$246
Add: Depreciation and amortization	103	89	84	97	84

Adjusted EBITDA	$486	$430	385	372	330

(1)	RIP expense represents only the plan service cost that is recorded within Operating Income. For all periods presented, we were not required to and did not make cash contributions to our RIP.
(2)

Represents the impact of acquisition-related adjustments for the fair value of acquired inventory, contingent third-party professional fees, changes in fair value of contingent consideration, deferred compensation and restricted stock expenses.

(3)

2024 includes the impact of a loss on sale of an undeveloped parcel of land adjacent to our corporate headquarters, partially offset by a gain on sale of our idled Mineral Fiber plant in St. Helens, Oregon. 2020 includes the impact of a gain on sale of our idled China plant facility.

(4)	Endowment level donation to the AWI Foundation.

AWI 2025 Proxy Statement	A-1

Adjusted Free Cash Flow

	2024	2023
Net cash provided by operating activities	$267	$234
Net cash (used for) investing activities	(79)	(10)

Net cash provided by operating and investing activities	$188	$223
Add: Cash paid for acquisitions, net of cash acquired and investment in unconsolidated affiliate	129	27
Add: Environmental expenses, net	—	1
Add: Contingent consideration in excess of acquisition-date fair value(1)	—	5
(Less): Proceeds from sales of facilities(2)	(24)	—

Add: Arktura deferred compensation(3)	6	8

Adjusted Free Cash Flow	$298	$263

(1)	Contingent compensation payments related to the acquisition of Turf Design, Inc.
(2)	Proceeds related to the sale of Architectural Specialties design center, our Mineral Fiber plant in St. Helens, Oregon and undeveloped land adjacent to our corporate headquarters.
(3)	Deferred compensation and contingent consideration payments related to 2020 acquisitions were recorded as components of net cash provided by operating activities.

Mineral Fiber Adjusted EBITDA

	2024	2023
Operating income	$323	$286
Add: Cost reduction initiatives and other	—	3

Add: Loss on sales of fixed assets, net(1)	1	—
Add: Environmental expense	2	—
Adjusted Operating Income	$325	$289

Add: Depreciation and amortization	80	75
Adjusted EBITDA	$406	$364

(1)

Includes the impact of a loss on sale of an undeveloped parcel of land adjacent to our corporate headquarters, partially offset by a gain on sale of our idled Mineral Fiber plant in St. Helens, Oregon.

A-2	AWI 2025 Proxy Statement

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SCAN TO VIEW MATERIALS & VOTE w ARMSTRONG WORLD INDUSTRIES, INC. VOTE BY INTERNET AUSTIN K. SO Before The Meeting—Go to www.proxyvote.com or scan the QR Barcode above 2500 COLUMBIA AVENUE LANCASTER, PA 17603 Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on June 11, 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting—Go to www.virtualshareholdermeeting.com/AWI2025 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE—1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on June 11, 2025. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The deadline for our receipt of proxies submitted by mail or by express delivery services for voting is 3:00 P.M., local time, on June 11, 2025. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V72822-P26362 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY ARMSTRONG WORLD INDUSTRIES, INC. For All Withhold All Except For All To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the The Board of Directors recommends you vote FOR the number(s) of the nominee(s) on the line below. following: 1. Election of Directors ! ! ! Nominees: 01) Victor D. Grizzle 05) Kathleen E. Pitre 02) Richard D. Holder 06) Wayne R. Shurts 03) Barbara L. Loughran 07) Roy W. Templin 04) William H. Osborne The Board of Directors recommends you vote FOR proposals 2 and 3. For Against Abstain 2. To ratify the selection of KPMG LLP as our independent registered public accounting firm for 2025. ! ! ! 3. To approve, on an advisory basis, our executive compensation program. ! ! ! NOTE: Such other business as may properly come before the meeting or any adjournment thereof. In their discretion, the proxy holders are authorized to vote such other business as may properly come before the meeting or any postponement or adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report and Notice and Proxy Statement are available at www.proxyvote.com. V72823-P26362 ARMSTRONG WORLD INDUSTRIES, INC. Annual Meeting of Shareholders June 12, 2025 11:00 AM This proxy is solicited by the Board of Directors The undersigned hereby appoints Victor D. Grizzle and Roy W. Templin as proxies, each with full power of substitution, to represent and vote as designated on the reverse side, all of the Common Shares of Armstrong World Industries, Inc. held of record by the undersigned on April 17, 2025, at the Annual Meeting of Shareholders to be held on June 12, 2025 at 11:00 AM, or any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. Continued and to be signed on reverse side